                                                                     EXHIBIT 4.6


================================================================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                            DATED AS OF MAY 18, 1998


                                     AMONG


                    EVEREST HEALTHCARE SERVICES CORPORATION,


                         HARRIS TRUST AND SAVINGS BANK,


                           individually and as Agent


                                      and


                                  the Lenders


                       which are or become parties hereto

================================================================================

                               TABLE OF CONTENTS

                                                                                         Page
SECTION 1.         THE CREDITS..........................................................   1

     Section 1.1.      Revolving Credit.................................................   1
     Section 1.2.      Revolving Loans..................................................   2
     Section 1.3.      Letters of Credit................................................   2
            (a)        General Terms....................................................   2
            (b)        Applications.....................................................   2
            (c)        The Reimbursement Obligation.....................................   3
            (d)        The Participating Interests......................................   4
            (e)        Indemnification..................................................   5
     Section 1.4.      Acquisition Financing Credit.....................................   5
     Section 1.5.      Supplemental Revolving Credit....................................   6
     Section 1.6.      Manner of Borrowing Loans........................................   8
            (a)        Generally........................................................   8
            (b)        Reimbursement Obligation.........................................   8
            (c)        Agent Reliance on Bank Funding...................................   8
            (d)        Reliance.........................................................   9
     Section 1.7.      Commitment Conversion Option.....................................   9

SECTION 2.         INTEREST.............................................................   9

     Section 2.1.      Options..........................................................   9
     Section 2.2.      Domestic Rate Portion............................................  10
     Section 2.3.      LIBOR Portions...................................................  10
     Section 2.4.      Manner of Rate Selection.........................................  11
     Section 2.5.      Change of Law....................................................  11
     Section 2.6.      Unavailability of Deposits or Inability to Ascertain the
                       Adjusted LIBOR Rate..............................................  11
     Section 2.7.      Taxes and Increased Costs........................................  12
     Section 2.8.      Funding Indemnity................................................  13
     Section 2.9.      Lending Branch...................................................  13
     Section 2.10.     Discretion of Lenders as to Manner of Funding....................  13
     Section 2.11.     Computation of Interest..........................................  14
     Section 2.12.     Capital Adequacy.................................................  14

SECTION 3.         FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND
                   NOTATIONS............................................................  14

     Section 3.1.      Revolving Credit Commitment Fee..................................  14
     Section 3.2.      Acquisition Financing Commitment Fee.............................  14
     Section 3.3.      Letter of Credit Fees............................................  15
     Section 3.4.      Audit Fees.......................................................  15
     Section 3.5.      Agent's Fee......................................................  15

     Section 3.6.      Voluntary Prepayments............................................  15
     Section 3.7.      Mandatory Prepayments............................................  16
     Section 3.8.      Terminations.....................................................  17
     Section 3.9.      Place and Application............................................  19
     Section 3.10.     Notations and Requests...........................................  20

SECTION 4.         THE COLLATERAL AND GUARANTIES........................................  21

     Section 4.1.      Collateral.......................................................  21
     Section 4.2.      Guaranties.......................................................  21
     Section 4.3.      Further Assurances...............................................  21
     Section 4.4.      Liens on After-Acquired Real Property............................  21

Section 5.         REPRESENTATIONS AND WARRANTIES.......................................  21

     Section 5.1.      Organization and Qualification...................................  22
     Section 5.2.      Subsidiaries.....................................................  22
     Section 5.3.      Corporate Authority and Validity of Obligations..................  22
     Section 5.4.      Use of Proceeds; Margin Stock....................................  23
     Section 5.5.      Financial Reports................................................  23
     Section 5.6.      No Material Adverse Change.......................................  24
     Section 5.7.      Full Disclosure..................................................  24
     Section 5.8.      Trademarks, Franchises, and Licenses.............................  24
     Section 5.9.      Governmental Authority and Licensing.............................  24
     Section 5.10.     Good Title.......................................................  24
     Section 5.11.     Litigation and Other Controversies...............................  24
     Section 5.12.     Taxes............................................................  25
     Section 5.13.     Approvals........................................................  25
     Section 5.14.     Affiliate Transactions...........................................  25
     Section 5.15.     Investment Company; Public Utility Holding Company...............  25
     Section 5.16.     ERISA............................................................  25
     Section 5.17.     Compliance with Laws.............................................  26
     Section 5.18.     Other Agreements.................................................  26
     Section 5.19.     No Default.......................................................  26
     Section 5.20.     Solvency.........................................................  26

SECTION 6.         CONDITIONS PRECEDENT.................................................  26

     Section 6.1.      All Advances.....................................................  26
     Section 6.2.      Initial Advance..................................................  27

SECTION 7.         COVENANTS............................................................  29

     Section 7.1.      Maintenance of Business..........................................  29
     Section 7.2.      Maintenance of Properties........................................  29
     Section 7.3.      Taxes and Assessments............................................  29
     Section 7.4.      Insurance........................................................  29
     Section 7.5.      Financial Reports................................................  30

     Section 7.6.      Inspection.......................................................  32
     Section 7.7.      Current Ratio....................................................  32
     Section 7.8.      Total Senior Funded Debt to Total Capitalization.................  32
     Section 7.9.      Leverage Ratios..................................................  32
     Section 7.10.     Net Worth........................................................  33
     Section 7.11.     Fixed Charge Coverage Ratio......................................  33
     Section 7.12.     Dialysis Patients................................................  33
     Section 7.13.     Indebtedness for Borrowed Money..................................  34
     Section 7.14.     Liens............................................................  35
     Section 7.15.     Investments, Acquisitions, Loans, Advances and Guaranties........  36
     Section 7.16.     Mergers, Consolidations and Sales................................  39
     Section 7.17.     Maintenance of Subsidiaries......................................  39
     Section 7.18.     Dividends and Certain Other Restricted Payments..................  40
     Section 7.19.     ERISA............................................................  41
     Section 7.20.     Compliance with Laws.............................................  41
     Section 7.21.     Burdensome Contracts with Affiliates.............................  41
     Section 7.22.     No Changes in Fiscal Year........................................  41
     Section 7.23.     Formation of Subsidiaries........................................  41
     Section 7.24.     Change in the Nature of Business.................................  41
     Section 7.25.     Subordinated Debt................................................  42
     Section 7.26.     Use of Loan Proceeds.............................................  42
     Section 7.27.     Assets and Earnings Concentrations...............................  42
     Section 7.28.     No Restrictions on Subsidiary Distributions......................  42

SECTION 8.         EVENTS OF DEFAULT AND REMEDIES.......................................  42

     Section 8.1.      Events of Default................................................  42
     Section 8.2.      Non-Bankruptcy Remedies..........................................  44
     Section 8.3.      Bankruptcy Remedies..............................................  45
     Section 8.4.      Collateral for Undrawn Letters of Credit.........................  45

SECTION 9.         DEFINITIONS; INTERPRETATIONS.........................................  45

     Section 9.1.      Definitions......................................................  45
     Section 9.2.      Interpretation...................................................  60

SECTION 10.        THE AGENT............................................................  61

     Section 10.1.     Appointment and Authorization....................................  61
     Section 10.2.     Rights as a Lender...............................................  61
     Section 10.3.     Standard of Care.................................................  61
     Section 10.4.     Costs and Expenses...............................................  62
     Section 10.5.     Indemnity........................................................  62

SECTION 11.        MISCELLANEOUS........................................................  63

     Section 11.1.     Withholding Taxes................................................  63
             (a)       Payments Free of Withholding.....................................  63
             (b)       U.S Withholding Tax Exemptions...................................  63
             (c)       Inability of Lender to Submit Forms..............................  64
     Section 11.2.     Non-Business Days................................................  64
     Section 11.3.     No Waiver, Cumulative Remedies...................................  64
     Section 11.4.     Waivers, Modifications and Amendments............................  64
     Section 11.5.     Costs and Expenses...............................................  64
     Section 11.6.     Documentary Taxes................................................  66
     Section 11.7.     Survival of Representations......................................  66
     Section 11.8.     Construction.....................................................  66
     Section 11.9.     Notices..........................................................  66
     Section 11.10.    Lender's Obligations Several.....................................  67
     Section 11.11.    Headings.........................................................  67
     Section 11.12.    Severability of Provisions.......................................  67
     Section 11.13.    Counterparts.....................................................  67
     Section 11.14.    Binding Nature and Governing Law.................................  67
     Section 11.15.    Entire Understanding.............................................  67
     Section 11.16.    Extension of the Revolving Credit Commitments....................  67
     Section 11.17.    Participations...................................................  68
     Section 11.18.    Assignment Agreements............................................  68
     Section 11.19.    Confidentiality..................................................  69
     Section 11.20.    Reaffirmation of Collateral Documents............................  70
     Section 11.21.    Submission to Jurisdiction; Waiver of Jury Trial.................  70

Signature Page..........................................................................  71

EXHIBIT A - Revolving Credit Note
EXHIBIT B - Notice of Payment Request
EXHIBIT C - Acquisition Financing Note
EXHIBIT D - Term Note
EXHIBIT E - Supplemental Revolving Credit Note
EXHIBIT F - Borrowing Base Certificate
EXHIBIT G - Compliance Certificate
EXHIBIT H - Opinion of Counsel
EXHIBIT I - Assignment and Acceptance
SCHEDULE 5.2 - Subsidiaries
SCHEDULE 5.12 - Tax Matters
SCHEDULE 5.14 - Affiliate Transactions

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

and the other Lenders from time to time party hereto

Ladies and Gentlemen:

     The undersigned, Everest Healthcare Services Corporation, a Delaware corporation (the "Company"), refers to that certain Credit Agreement dated as of April 16, 1996, as amended and restated by that certain Amended and Restated Credit Agreement dated as of May 15, 1997, as amended, currently in effect among the Company, Harris Trust and Savings Bank, as agent, and the lenders party thereto (the "Original Credit Agreement"). The Company hereby requests that the aggregate commitments available under the Original Credit Agreement be increased, that certain additional amendments be made to the Original Credit Agreement and, for the sake of clarity and convenience, that the Original Credit Agreement be restated in its entirety as so amended. This Second Amended and Restated Credit Agreement amends and replaces in its entirety the Original Credit Agreement, and from the Effective Date all references made to the Original Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Second Amended and Restated Credit Agreement. This Second Amended and Restated Credit Agreement shall become effective as of May 18, 1998 (the "Effective Date"), and supersedes all provisions of the Original Credit Agreement as of such date, upon the execution of this Second Amended and Restated Credit Agreement by each of the parties hereto and the fulfillment of the conditions precedent contained in
Section 6.2 hereof.

SECTION 1.  THE CREDITS.

     Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to extend a revolving credit (the "Revolving Credit") to the Company in the aggregate amount of such Lender's commitment to extend the Revolving Credit as set forth on the applicable signature page hereof or pursuant to Section 11.18 hereof (its "Revolving Credit Commitment" and cumulatively for all Lenders the "Revolving Credit Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Company in the form of Revolving Loans and Letters of Credit, all as more fully hereinafter set forth; provided, however, that the aggregate principal amount of the Revolving Loans and L/C Obligations outstanding at any one time shall not at any time exceed the lesser of (i) the Revolving Credit Commitments then in effect and (ii) the Borrowing Base as then determined and computed. During the period from and including the date thereof to but not including the Termination Date, the Company may use the Revolving Credit Commitments by borrowing, repaying and reborrowing Revolving Loans in whole or in part and/or by having the Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Agent for each such drawing, and having the Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For all purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitments is necessary, the Revolving Loans and L/C Obligations shall all be deemed to utilize the Revolving Credit Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Revolving Credit Commitment.

     Section 1.2. Revolving Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of in the form of loans (individually a "Revolving Loan" and collectively the "Revolving Loans"). Each Borrowing of Revolving Loans shall be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Revolving Loans shall be in an amount of $50,000 or such greater amount which is an integral multiple of $50,000; provided, however, that (i) a Borrowing made to repay a Reimbursement Obligation may be made in the amount thereof and (ii) a Borrowing of Revolving Loans, or any part thereof, which bears interest with reference to the Adjusted LIBOR Rate shall be in such greater amount as is required by Section 2 hereof. All Revolving Loans made by a Lender shall be evidenced by a single Revolving Credit Note of the Company (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes", which shall include the Revolving Credit Notes issued pursuant to
Section 11.18 hereof) payable to the order of such Lender in the amount of its Revolving Credit Commitment, each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all Revolving Loans then or theretofore made thereon less all payments of principal actually received thereon.

     Section 1.3.  Letters of Credit.

     (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Agent shall issue standby letters of credit (each a "Letter of Credit") for the account of the Company in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Commitment. Each Letter of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for such Lender's Percentage of the amount of each draft drawn under a Letter of Credit and, accordingly, each Letter of Credit shall be deemed to utilize the Revolving Credit Commitment of each Lender pro rata in accordance with its Percentage thereof.

     (b) Applications. At any time before the Termination Date, the Agent shall, at the request of the Company, issue one or more Letters of Credit to or for the account of the Company in a form satisfactory to the Agent, with expiration dates no later than 12 months from the date of issuance (or be cancelable not later than 12 months from the date of issuance and each renewal), in an aggregate face amount as set forth above, upon the receipt of an application for the relevant Letter of Credit in the form then customarily prescribed by the Agent duly executed by the Company (each an "Application"). For purposes of this Agreement and the other Loan Documents, Harris Trust and Savings Bank Standby Letter of Credit SPL no. 33769 issued for the account of WSKC Dialysis Services, Inc. (f/k/a West Suburban Kidney Center, S.C.) in favor of BankAmerica Trust & Banking Corporation (Cayman) Limited shall be deemed a Letter of Credit issued under this Agreement, and the Company agrees that from and after the date of this Agreement the Company shall be jointly and severally liable with WSKC Dialysis Services, Inc. for all obligations owing to Harris Trust and Savings Bank with respect to such Letter of Credit, including all reimbursement obligations arising under or relating to that certain Application and Agreement for Irrevocable Standby Letter of Credit dated December 8, 1989, as amended, with respect thereto (which agreement shall be deemed an Application for all purposes of this Agreement and the other Loan Documents). On the Termination Date, the Company shall pay to the Agent an amount equal to the aggregate amounts undrawn on all Letters of Credit which are outstanding on that date to be held as cash collateral for the Obligations of the Company with respect to such Letters of Credit. Notwithstanding anything contained in any Application to the contrary, (i) the obligation of the Company to pay fees in connection with each Letter of Credit shall be as set forth in Section 3.3 hereof and (ii) except during the existence of an Event of Default, the Agent will not call for the funding by the Company of any amount under a Letter of Credit, or any other form of collateral security for the obligations of the Company in connection with such Letter of Credit, before being presented with a drawing thereunder other than the collateral security contemplated by this Agreement and the Collateral Documents. The Agent will promptly notify the Lenders of each issuance by the Agent of a Letter of Credit. If the Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if, before such required notice date, (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Revolving Credit Commitments have been terminated or (iii) a Default or an Event of Default has occurred and is continuing and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Company subject to the conditions of Section 6 and the other terms of this Section 1.3. Without limiting the generality of the foregoing, the Agent will not issue, amend or extend the expiration date of any Letter of Credit if any Lender notifies the Agent of any failure to satisfy or otherwise comply with the conditions and terms of Section 6 and of this Section 1.3 and directs the Agent not to take such action.

     (c) The Reimbursement Obligation. Subject to Section 1.3(b) hereof, the obligation of the Company to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that (i) reimbursement of each drawing shall be made in immediately available funds at the Agent's principal office in Chicago, Illinois by no later than 12:00 noon Chicago time on the date when such drawing is paid if the Company has been informed of such drawing by the Agent on or before 11:30 a.m. Chicago time on the date when such drawing is paid or, if notice of such drawing is given to Company after 11:30 a.m. Chicago time on the date when such drawn is paid, by the end of such day and (ii) the Company's Reimbursement Obligation shall bear interest (which the Company hereby promises to pay), whether before or after judgment, until payment in full thereof at the rate per annum equal to 2% plus the Applicable Margin for Revolving Loans plus the Domestic Rate as in effect from time to time. If the Company does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(d) below.

     (d) The Participating Interests. Each Lender (other than the Lender then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Company to pay any Reimbursement Obligation in respect of a Letter of Credit at the time required on the date the related drawing is paid, as set forth in Section 1.3(c) above, or if the Agent is required at any time to return to the Company or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit B hereto from the Agent to such effect, if such certificate is received before 2:00 p.m. Chicago time, or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to such Lender's Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Lender at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date 2 Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Domestic Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Lender hereunder.

     The several obligations of the Participating Lenders to the Agent under this Section 1.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Company, the Agent, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Lender arising outside this Agreement.

     (e) Indemnification. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Lenders under this Section 1.3(e) and all other parts of this
Section 1.3 shall survive termination of this Agreement, the Applications, and all drafts and any other documents presented in connection with a drawing under any Letter of Credit.

     Section 1.4. Acquisition Financing Credit. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make on or after the date of this Agreement one or more loans (individually an "Acquisition Financing Loan" and collectively the "Acquisition Financing Loans") to the Company in the aggregate amount of such Lender's commitment to make its Acquisition Financing Loans as set forth on the applicable signature page hereof or pursuant to
Section 11.18 hereof (its "Acquisition Financing Commitment" and cumulatively for all Lenders the "Acquisition Financing Commitments") (subject to increases thereof pursuant to Section 1.7 hereof and to any reductions thereof pursuant to the terms hereof) prior to the Acquisition Financing Termination Date. Each Borrowing of Acquisition Financing Loans shall be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Acquisition Financing Loans shall be in an amount of $250,000 or such greater amount which is an integral multiple of $100,000; provided, however, that a Borrowing of Acquisition Financing Loans, or any part thereof, which bears interest with reference to the Adjusted LIBOR Rate shall be in such greater amount as is required by Section 2 hereof. The principal amount of each Acquisition Financing Loan shall permanently reduce the amount available to the Company under each Lender's Acquisition Financing Commitment, and no amount repaid or prepaid on any Acquisition Financing Loan may be borrowed again. The proceeds of each Acquisition Financing Loan shall be used solely for the purposes set forth in
Section 5.4(d) hereof. All Acquisition Financing Loans made by a Lender to the Company shall initially be evidenced by a single Acquisition Financing Note of Company (individually an "Acquisition Financing Note" and collectively the "Acquisition Financing Notes", which shall include the Acquisition Financing Notes issued pursuant to Section 11.18 hereof) payable to the order of such Lender in the amount of its Acquisition Financing Commitment, each Acquisition Financing Note to be in the form (with appropriate insertions) attached hereto as Exhibit C. Each Acquisition Financing Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Acquisition Financing Termination Date. Without regard to the principal amount of each Acquisition Financing Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all Acquisition Financing Loans then or theretofore made thereon less all payments of principal actually received thereon and all amounts refinanced and evidenced by a Term Note as provided in
Section 1.4(b) below. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Acquisition Financing Commitment.

     (b) Subject to the terms and conditions hereof, the Company shall have the option on or prior to the Acquisition Financing Termination Date to convert all or any part of the outstanding Acquisition Financing Loans into one or more term loans (individually a "Term Loan" and collectively the "Term Loans"). Each Borrowing of Term Loans shall be made ratably by the Lenders in accordance with their Percentages of the outstanding Acquisition Financing Loans being converted. Each Borrowing of Term Loans shall be in an amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000; provided, however, that (i) a Borrowing made in connection with the conversion of all then outstanding Acquisition Financing Loans and which is accompanied by the termination in whole of the Acquisition Financing Commitments may be made in the amount of the outstanding Acquisition Financing Loans being so converted and
(ii) a Borrowing of Term Loans, or any part thereof, which bears interest with reference to the Adjusted LIBOR Rate shall be in such greater amount as is required by Section 2 hereof. Each Term Loan made by a Lender shall be evidenced by a Term Note of the Company (individually a "Term Note" and collectively the "Term Notes", which shall include the Term Notes issued pursuant to Section 11.18 hereof) payable to the order of such Lender in an amount equal to such Lender's Percentage of the Acquisition Financing Loans converted, each Term Note to be in the form (with appropriate insertions) attached hereto as Exhibit D. Each Term Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature in 20 consecutive quarterly principal installments, with the first 19 principal installments of a Term Note to be in an amount equal to 1/28th of the original principal amount of the Term Loan evidenced thereby, commencing on the date which is three calendar months after the date on which the relevant Acquisition Financing Loans are converted into such Term Loan and continuing on the same date of each and every third calendar month thereafter (or if no such date exists for any one or more of such installments, then on the last day of such third calendar month), with a final payment of both principal and interest not sooner paid due on the fifth anniversary date of the date on which the relevant Acquisition Financing Loans were converted into the relevant Borrowing of Term Loans. The principal amount of each Term Loan made by Lender hereunder shall concurrently reduce by like amount the amount outstanding under its Acquisition Financing Note, and no amount repaid or prepaid on any Term Loan may be borrowed again. Any Acquisition Financing Loans which are not converted into Term Loans pursuant to this Section 1.4(b) shall be due and payable on the Acquisition Financing Termination Date.

     Section 1.5. Supplemental Revolving Credit. (a) Subject to the terms and conditions hereof, and only for so long as the Acquisition Financing Commitments remain outstanding, each Lender, by its acceptance hereof, severally agrees to extend a supplemental revolving credit (the "Supplemental Revolving Credit") to the Company in the aggregate amount of such Lender's commitment to extend the Supplemental Revolving Credit as set forth on the applicable signature page hereof or pursuant to Section 11.18 hereof (its "Supplemental Revolving Credit Commitment" and cumulatively for all Lenders the "Supplemental

Revolving Credit Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Supplemental Revolving Credit Termination Date. The Supplemental Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Company in the form of loans (individually a "Supplemental Revolving Loan" and collectively the "Supplemental Revolving Loans"), all as more fully hereinafter set forth; provided, however, that:

          (i) the aggregate principal amount of the Supplemental Revolving Loans outstanding at any one time shall not at any time exceed the difference between (x) the Supplemental Revolving Credit Commitments then in effect minus (y) the aggregate amount of loans and advances made by the Company or any Restricted Subsidiary to, and guarantees made by the Company or any Restricted Subsidiary in respect of the obligations of, any Person (other than Restricted Subsidiaries) in which the Company, directly or indirectly, holds an equity interest in (determined in accordance with Section 7.15 hereof, but determined exclusive of any such loans or advances financed with the proceeds of a Supplemental Revolving Loan); and

          (ii) the sum of the aggregate principal amount of the Supplemental Revolving Loans at any one time outstanding plus the original principal amount of all Acquisition Financing Loans made hereunder (without regard to any subsequent payments of principal thereon) shall not at any time exceed the difference of (i) $65,000,000 plus any portion (up to $5,000,000) of the Revolving Credit Commitments converted into Acquisition Financing Commitments pursuant to Section 1.7 hereof minus (ii) all amounts of the Acquisition Financing Commitments voluntarily terminated pursuant to
     Section 3.8 hereof.

The proceeds of each Supplemental Revolving Loan shall be used solely for the purposes set forth in Section 5.4(b) hereof. During the period from and including the date thereof to but not including the Supplemental Revolving Credit Termination Date, the Company may use the Supplemental Revolving Credit Commitments by borrowing, repaying and reborrowing Supplemental Revolving Loans in whole or in part, all in accordance with the terms and conditions of this Agreement.

     (b) Each Borrowing of Supplemental Revolving Loans shall be made ratably by the Lenders in accordance with their Percentages. Each Borrowing of Supplemental Revolving Loans shall be in an amount of $50,000 or such greater amount which is an integral multiple of $50,000; provided, however, that a Borrowing of Supplemental Revolving Loans, or any part thereof, which bears interest with reference to the Adjusted LIBOR Rate shall be in such greater amount as is required by Section 2 hereof. All Supplemental Revolving Loans made by a Lender shall be evidenced by a single Supplemental Revolving Credit Note of the Company (individually a "Supplemental Revolving Credit Note" and collectively the "Supplemental Revolving Credit Notes", which shall include the Supplemental Revolving Credit Notes issued pursuant to Section 11.18 hereof) payable to the order of such Lender in the amount of its Supplemental Revolving Credit Commitment, each Supplemental Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit E. Each Supplemental Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Supplemental Revolving Credit Termination Date. Without regard to the principal amount of each Supplemental Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all Supplemental Revolving Loans then or theretofore made thereon less all payments of principal actually received thereon. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit hereunder in excess of its Supplemental Revolving Credit Commitment.

     Section 1.6.  Manner of Borrowing Loans.

     (a) Generally. The Company shall give the Agent notice (which may be written or oral, but if oral, promptly confirmed in writing, including notice by telecopy) by 10:00 a.m. Chicago time on any Business Day of each request for any Borrowing of Loans, in each case specifying the amount of each such Borrowing, the type of Loan being requested, and the date such Borrowing is to be made (which shall be a Business Day). The Agent shall notify each Lender of its receipt of each such notice by 12:00 noon Chicago time on the Business Day any Borrowing of Loans constituting the Domestic Rate Portion is to be made and by 12:00 noon Chicago time on the Business Day it receives such a request for any Borrowing of Loans constituting a LIBOR Portion. Each Borrowing shall initially constitute part of the relevant Domestic Rate Portion except to the extent the Company has timely elected that such Borrowing, or any part thereof, constitute part of a LIBOR Portion as provided in Section 2 hereof. Not later than 2:00 p.m. Chicago time on the date specified for any Borrowing of Loans to be made hereunder, each Lender shall make the proceeds of its Loan comprising part of such Borrowing available in immediately available funds to the Agent in Chicago, Illinois, except in the case of the Term Loans, in which case each Lender shall record the Term Loan made by it as part of the conversion of the Acquisition Financing Loans, or such portion thereof, held by it into such Term Loan on its books and records and shall effect the repayment in whole or in part, as appropriate, of the Acquisition Financing Loans through the proceeds of such Term Loan. Subject to all of the terms and conditions hereof, the proceeds of each Lender's Loan shall be made available to the Company in accordance with the instruction of the Company at the office of the Agent in Chicago, Illinois and in funds there current.

     (b) Reimbursement Obligation. In the event the Company fails to give notice pursuant to Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Agent by 11:30 a.m. Chicago time on the day such Reimbursement Obligation becomes due that the Company intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Company shall be deemed to have requested a Borrowing of Revolving Loans constituting part of the Domestic Rate Portion on such day in the amount of the Reimbursement Obligation then due, subject to Section 6 hereof, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

     (c) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Lender before the date on which such Lender is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Agent may assume that such Lender has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Company the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Agent, such Lender shall, on demand, pay to the Agent the amount made available to the Company attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on (but excluding) the date such Lender pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Lender by the Agent immediately upon demand, the Company will, on demand, repay to the Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 2.8 hereof, so that the Company will have no liability under Section 2.8 with respect to such payment.

     (d) Reliance. All requests for Borrowings and selection of interest rates to be applicable thereto may be written or oral, including by telephone or telecopy. The Company agrees that the Agent may rely on any such notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation (the Company hereby indemnifying the Agent and Lenders from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Agent has acted in reliance thereon.

     Section 1.7. Commitment Conversion Option. At any time prior to the Acquisition Financing Termination Date, the Company shall have the option from time to time to convert up to $5,000,000 of the Revolving Credit Commitments in the aggregate into Acquisition Financing Commitments provided that (a) the Company shall give the Agent and the Lenders not less than five (5) Business Days prior written notice of the Company's exercise of such option, (b) the minimum amount of Revolving Credit Commitments converted at any one time into Acquisition Financing Commitments pursuant hereto shall not be less than $1,000,000 at such time, or such greater amount which is an integral multiple of $1,000,000, (c) the Revolving Credit Commitments shall be permanently reduced by the amount so converted to Acquisition Financing Commitments, which reduction shall be applied ratably among the Lenders in accordance with their Percentages, and (d) after giving effect to the conversion, the Revolving Loans and L/C Obligations then outstanding must not exceed the lesser of the Borrowing Base then outstanding or the Revolving Credit Commitments in effect after giving effect to such conversion.

SECTION 2.  INTEREST.

     Section 2.1. Options. Subject to all of the terms and conditions of this
Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by Notes of the same type and, with respect to the Term Notes, relating to the same Borrowing, and bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Company, bear interest with reference to the Domestic Rate ("Domestic Rate Portions") or with reference to the Adjusted LIBOR Rate ("LIBOR Portions"), and Portions may be converted from time to time from one basis to the other. All of the indebtedness evidenced by the Notes of the same type and, with respect to the Term Notes, relating to the same Borrowing, which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by the Notes of the same type and, with respect to the Term Notes, relating to the same Borrowing, which bears interest with reference to a particular Adjusted LIBOR Rate for a particular Interest Period shall constitute a single LIBOR Portion. Anything contained herein to the contrary notwithstanding, there shall not be more than 6 LIBOR Portions applicable to Notes of the same type and, with respect to the Term Notes, relating to the same Borrowing, outstanding at any one time and each Lender shall have a ratable interest in each Portion. The Company hereby promises to pay interest on each Portion applicable to it at the rates and times specified in this Section 2.

     Section 2.2. Domestic Rate Portion. Each Domestic Rate Portion shall bear interest (which the Company hereby promises to pay at the times herein provided) at the rate per annum determined by adding the Applicable Margin to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Company hereby promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, at the rate per annum determined by adding 2% to the sum of the Applicable Margin plus the Domestic Rate as in effect from time to time. Interest on the Domestic Rate Portions shall be payable on the last day of each March, June, September and December in each year and at maturity of the applicable Notes, and interest after maturity shall be due and payable upon demand.

     Section 2.3. LIBOR Portions. Each LIBOR Portion shall bear interest (which the Company hereby promises to pay at the times herein provided) for each Interest Period selected therefor at a rate per annum determined by adding the Applicable Margin to the Adjusted LIBOR Rate for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest (which the Company hereby promises to pay at the times hereinafter provided), whether before or after judgment, and until payment in full thereof, through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate otherwise applicable thereto and effective at the end of such Interest Period, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to such Domestic Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto (provided that if any Interest Period is longer than three months, then interest on the LIBOR Portion having such Interest Period shall be due and payable on the date occurring every three months after the date such Interest Period began and on the last day of such Interest Period), and interest after maturity shall be due and payable upon demand. The Company shall notify the Agent on or before 10:00 a.m. Chicago time on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a

LIBOR Portion, in which event the Company shall notify the Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period. The Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provisions. Each LIBOR Portion shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing.

     Section 2.4. Manner of Rate Selection. The Company shall notify the Agent by 10:00 a.m. Chicago time at least 3 Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the applicable Domestic Rate Portion be converted into a LIBOR Portion (such notice to specify in each instance the amount thereof and the Interest Period selected therefor) and the Agent shall advise each Lender of each such notice by 12:00 noon Chicago time on the same Business Day it receives such notice. If any request is made to convert a LIBOR Portion into the applicable Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance or conversion of Portions under this Agreement shall, subject to
Section 2.6 hereof, be irrevocable.

     Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or the Notes, if at any time a Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain LIBOR Portions, it shall promptly so notify the Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligation of such Lender to create, continue or maintain any LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain LIBOR Portions. The Company shall, on demand, if the continued maintenance of a LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the LIBOR Portion, together with all interest accrued thereon and all other amounts payable to the affected Lender with respect thereto under this Agreement; provided, however, that the Company may instead elect to convert the principal amount of the affected LIBOR Portion into the applicable Domestic Rate Portion, subject to the terms and conditions of this Agreement.

     Section 2.6. Unavailability of Deposits or Inability to Ascertain the Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or the Notes, if prior to the commencement of any Interest Period, (a) any Lender shall inform the Agent that such Lender has determined that United States dollar deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lender in the offshore interbank market or (b) the Required Lenders shall advise the Agent that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Portion for such Interest Period, the Agent shall promptly give notice thereof to the Company and each other Lender and the obligations of the Lenders to create, continue or effect by conversion any LIBOR Portion in such amount and for such Interest Period shall terminate until the circumstances giving rise to such termination no longer exist.

     Section 2.7. Taxes and Increased Costs. With respect to the LIBOR Portions, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the Portions contemplated by this Agreement (whether or not having the force of law) shall:

          (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the Adjusted LIBOR Rate;

          (ii) subject such Lender, the LIBOR Portions or any Note to the extent it evidences such Portions, to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or any Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

          (iii) change the basis of taxation of payments of principal and interest due from the Company to such Lender hereunder or under any Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender or its lending branches); or

          (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion, or any Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender, then the Company shall pay on demand to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the computation of the increased cost or reduced amount as a result of any event mentioned herein and such certificate shall be deemed prima facie correct.

     Section 2.8. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

          (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

          (ii) any failure by any of the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of such Lender, the Company shall pay on demand to the Agent for the account of such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide the Company (with a copy to the Agent) with a certificate setting forth in reasonable detail the computation of the loss, cost or expense giving rise to the request for reimbursement and such certificate shall be deemed prima facie correct.

     Section 2.9. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 11.18 hereof or at such other of its branches or offices as such Lender may from time to time elect. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its pro rata share of the LIBOR Portions to reduce any liability of the Company to such Lender under Section 2.7 hereof or to avoid the unavailability of an interest rate option under Section 2.6 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

     Section 2.10. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including determinations under Sections 2.6, 2.7 and 2.8 hereof) shall be made as if each such Lender had actually funded and maintained its share of each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the offshore interbank market in the amount of its share of such LIBOR Portion, having a maturity corresponding to such Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     Section 2.11. Computation of Interest. All interest on the Notes, and all fees, charges and commissions due hereunder, shall be computed on the basis of a year of 360 days for the actual number of days elapsed, except that interest on the Domestic Rate Portions of the Notes and on Reimbursement Obligations with respect to Letters of Credit shall be computed on the basis of a year of 365 or 366 days (as the case may be) for the actual number of days elapsed.

     Section 2.12. Capital Adequacy. If any Lender shall determine that any applicable law, rule or regulation regarding capital adequacy instituted after the date hereof, or any change in the interpretation or administration of any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or credit extended by it hereunder to a level below that which such Lender could have achieved but for such law, rule, regulation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Company shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction. Any Lender claiming compensation under this Section shall accompany its demand for compensation with a certificate (with a copy to the Agent) setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail, which certificate shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 3.  FEES, PAYMENTS, REDUCTIONS, APPLICATIONS AND NOTATIONS.

     Section 3.1. Revolving Credit Commitment Fee. For the period from the date hereof to but not including the Termination Date, the Company shall pay to the Agent for the account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to 3/8 of 1% per annum on the average daily unused amount of the Revolving Credit Commitments hereunder. Such fee shall be payable in arrears on the last day of each March, June, September, and December in each year (commencing with the first of such dates after the date hereof) and on the Termination Date.

     Section 3.2. Acquisition Financing Commitment Fee. For the period from the date hereof to but not including the Acquisition Financing Termination Date, the Company shall pay to the Agent for the account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to 1/2 of 1% per annum on the average daily unused amount of the Acquisition Financing Commitments hereunder. For purposes of this Section, Supplemental Revolving Loans shall be deemed a utilization of the Acquisition Financing Commitments. Such fee shall be payable in arrears on the last day of each March, June, September, and December in each year (commencing with the first of such dates after the date hereof) and on the date the Acquisition Financing Termination Date.

     Section 3.3. Letter of Credit Fees. Quarterly in arrears, on the last day of each March, June, September, and December in each year (commencing on the first of such dates after the date hereof), the Company shall pay to the Agent, for the benefit of the Lenders, a letter of credit fee at the rate of 1% per annum applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Company shall pay to the Agent for its own use and benefit the Agent's standard drawing, negotiation, amendment and other administrative fees for each Letter of Credit, as such standard fees may be established by the Agent from time to time.

     Section 3.4. Audit Fees. The Company shall pay to the Agent for its own use and benefit charges for audits of the Collateral by the Agent in such amounts as the Agent may from time to time request (the Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default or Event of Default, the Company shall not be required to pay the Agent for more than one such audit per calendar year.

     Section 3.5. Agent's Fee. The Company shall pay to the Agent, for its own use and benefit, such agency and arrangement fees as may from time to time be mutually agreed upon by the Company and the Agent.

     Section 3.6. Voluntary Prepayments. The Company shall have the privilege of prepaying the Revolving Credit Notes and the Supplemental Revolving Credit Notes in whole or in part (but if in part, then in a minimum amount of $50,000 or such greater amount which is an integral multiple of $50,000) and the Acquisition Financing Notes and the Term Notes in whole or in part (but if in part, then in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000) at any time upon 1 Business Day's prior notice to the Agent (such notice if received subsequent to 12:00 noon Chicago time on a given day to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such a prepayment prepays the Term Notes relating to the same Borrowing in full, accrued interest thereon to the date of prepayment, (ii) if such a prepayment prepays the Revolving Credit Notes in full and is accompanied by the termination in whole of the Revolving Credit Commitments, accrued interest thereon to the date of prepayment plus any commitment fee which has accrued and is unpaid plus any prepayment fee due under Section 3.8 hereof, (iii) if such a prepayment prepays the Acquisition Financing Notes in full and is accompanied by the termination in whole of the Acquisition Financing Commitments, accrued interest thereon to the date of prepayment plus any commitment fee which has accrued and is unpaid plus any prepayment fee due under Section 3.8 hereof, (iv) if such a prepayment prepays the Supplemental Revolving Credit Notes in full and is accompanied by the termination in whole of the Supplemental Revolving Credit Commitments, accrued interest thereon to the date of prepayment plus any prepayment fee due under Section 3.8 hereof, and (v) any amounts due to the Lenders under Section 2.8 hereof.

     Section 3.7. Mandatory Prepayments. (a) The Company covenants and agrees that if at any time the sum of the unpaid principal balance of the Revolving Loans and the L/C Obligations outstanding at any one time shall be in excess of the Borrowing Base as then determined and computed, the Company shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Revolving Credit Notes until payment in full thereof with any remaining balance to be held by the Agent as collateral security for the Obligations owing under the Applications with respect to the Letters of Credit.

     (b) On January 31st of each year (commencing January 31, 1999), the Company shall pay over to the Agent for the account of the Lenders as and for a mandatory prepayment on the Acquisition Financing Notes and the Term Notes an amount equal to 50% of Excess Cash Flow for the most recently completed fiscal year, provided that if the ratio of Total Senior Funded Debt as of the last day of the fiscal year then ended to Adjusted EBITDA for the fiscal year then ended is less than 3.0 to 1.0, then the mandatory prepayment due hereunder shall be reduced to 25% of Excess Cash Flow for such year. Mandatory prepayments of the Acquisition Financing Notes and Term Notes pursuant to this Section 3.7(b) shall be applied first to the Term Notes then outstanding (which application shall be made to the most recent Borrowing of Term Loans made to the Company and applied to the several installments thereon in the inverse order of maturity) and then to the Acquisition Financing Notes.

     (c) The Company covenants and agrees that if at any time the sum of the unpaid principal balance of the Supplemental Revolving Loans then outstanding plus the original principal amount of all Acquisition Financing Loans made hereunder (determined without regard to any subsequent payments of principal thereon) shall be in excess of the difference between the sum of $65,000,000 plus any portion (up to $5,000,000) of the Revolving Credit Commitments converted into Acquisition Financing Commitments pursuant to Section 1.7 hereof, minus all amounts of the Acquisition Financing Commitments voluntarily terminated pursuant to Section 3.8 hereof, the Company shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Lenders as and for a mandatory prepayment on the Supplemental Revolving Credit Notes.

     (d) If the Company or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $1,000,000 in any fiscal year of the Company, then (x) the Company shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by the Company or such Subsidiary in respect thereof) and (y) promptly upon, and in no event later than the Business Day after, receipt by the Company or the Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, the Company shall prepay the Acquisition Financing Notes and the Term Notes in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds; provided that in the case of each Disposition and Event of Loss, if the Company states in its notice of such event that the Company or the applicable Subsidiary intends to reinvest, within 180 days of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in assets in a Permitted Line of Business, then so long as no Default or Event of Default then exists, the Company shall not be required to make a mandatory prepayment under this Section 3.7(d) in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such similar assets within such 180 day period. Promptly after the end of such 180-day period, the Company shall notify the Agent whether the Company or such Subsidiary has reinvested such Net Cash Proceeds in assets in a Permitted Line of Business, and to the extent such Net Cash Proceeds have not been so reinvested, the Company shall promptly prepay the Acquisition Financing Notes and Term Notes in the amount of such Net Cash Proceeds not so reinvested. The amount of each such prepayment shall be applied first to the Term Notes then outstanding (which application shall be made to the most recent Borrowing of Term Loans made to the Company and applied to the several installments thereon in the inverse order of maturity) and then to the Acquisition Financing Notes. The Company acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of any other provisions of this Agreement.

     (e) Notwithstanding anything in Sections 3.7(a), (b), (c) or (d) to the contrary, prior to the final maturity of the relevant Notes, the Company shall not be required to make any prepayment of any LIBOR Portions pursuant to Section 3.7(a), (b), (c) or (d) until the last day of the Interest Period with respect thereto (provided that, in the case of clause (d), any such cash collateral shall have the same effect as a prepayment of the Loans for purposes of the Senior Subordinated Notes or any issue of Subordinated Debt requiring that Subordinated Debt be retired out of the proceeds of any such Disposition or Event of Loss after giving effect to any mandatory prepayment of the Obligations) so long as (i) no Default or Event of Default then exists and (ii) an amount equal to the principal amount of such LIBOR Portions is deposited by the Company in a segregated cash collateral account with the Agent for the benefit of the Lenders to be held in such account on terms reasonably satisfactory to the Agent. The amount held on deposit in such account shall if and when requested by the Company be invested in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, or other investments mutually satisfactory to the Company and the Agent. On the last day of such Interest Period, the amount held in such account shall be applied so as to make such prepayment, and except during the continuance of any Default or Event of Default, any balance remaining on deposit in such account after such application shall be remitted to the Company.

     Section 3.8. Terminations. (a) Voluntary. The Company shall have the privilege upon 1 Business Day's prior notice to the Agent (which shall promptly notify the Lenders) to ratably terminate the Revolving Credit Commitments and/or the Acquisition Financing Commitments and/or the Supplemental Revolving Credit Commitments in whole or in part (but if in part then in the amount of $500,000 or such greater amount which is an integral multiple of $500,000) and upon payment of any prepayment premium required by the terms of the following sentence. On the effective date of any such termination of the Commitments, or any part thereof, the Company shall pay as a prepayment premium to the Agent for the account of the Lenders, as liquidated damages for the loss of bargain and not as a penalty, an amount equal to 3/8 of 1% per annum, in the case of any termination of the

Revolving Credit Commitments, and 1/2 of 1% per annum, in the case of any termination of the Acquisition Financing Commitments, times the aggregate Commitments then being terminated multiplied by a fraction, the numerator of which is the number of days remaining in the initial 12-month term of this Agreement and the denominator of which is 360 days. No partial terminations of the Revolving Credit Commitments may be made below the L/C Commitment then in effect, unless the L/C Commitment is concurrently reduced by a like amount. No partial terminations of the Acquisition Financing Commitments may be made below the Supplemental Revolving Credit Commitments then in effect, unless the Supplemental Revolving Credit Commitments are concurrently reduced by a like amount. Not later than the termination date stated in such notice, there shall be made such payments to the Agent as may be necessary to reduce the sum of the aggregate outstanding principal amount of the relevant Loans to the amount to which the relevant Commitments have been reduced, together with (x) any amount due the Lenders under this Section 3.8 and under Section 2.8 hereof and (y) in the case of a termination in whole, all interest, fees and other amounts due on the Obligations. The foregoing to the contrary notwithstanding, (i) no termination of the Revolving Credit Commitment may be effected hereunder if as a result thereof the outstanding aggregate amount of L/C Obligations would exceed the L/C Commitment as reduced by such termination and (ii) the relevant Commitments may not be terminated below $5,000,000 except concurrently with their termination in whole.

     (b) Mandatory Revolving Credit Terminations. If at any time Net Cash Proceeds remain after the prepayment of the Acquisition Financing Notes and Term Notes in full pursuant to Section 3.7(d) hereof, the Acquisition Financing Commitments and the Revolving Credit Commitments shall terminate by an amount equal to 100% of such excess proceeds (first to the Acquisition Financing Commitments until reduced to zero and then to the Revolving Credit Commitments).

     (c) Mandatory Termination Upon a Change of Control. After the occurrence of a Change of Control, the Required Lenders may, by written notice to the Company at any time on or before the date occurring 90 days after the date the Company notifies the Lenders of such Change of Control, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which shall in no event be sooner than 30 days after the occurrence of such Change of Control). On the date the Commitments are so terminated, all outstanding Obligations (including, without limitation, all principal of and accrued interest on the Notes) shall forthwith be due and payable without further demand, presentment, protest, or notice of any kind and the Company shall immediately pay to the Lenders the full amount then available for drawing under each Letter of Credit, such amount to be held by the Agent as collateral security for the Letters of Credit and the Applications therefor and any remaining Obligations (the Company agreeing to immediately make such payment on the date the Commitments are so terminated and acknowledging and agreeing that the Lenders would not have an adequate remedy at law for the failure by the Company to honor any such demand and that the Lenders, and the Agent on their behalf, shall have the right to require the Company to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit).

     (d) Any termination of the Commitments pursuant to this Section may not be reinstated.

     Section 3.9. Place and Application. All payments of principal, interest, fees and any other Obligations shall be made to the Agent at its office 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) in immediately available and freely transferable funds at the place of payment. All such payments shall be made without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or political subdivision or taxing authority thereof. Payments received by the Agent after 12:00 noon Chicago time shall be deemed received as of the opening of business on the next Business Day. Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders and shall be promptly distributed by the Agent to the Lenders in accordance with their Percentages. Unless the Company otherwise directs, payments (including prepayments) on any Loans shall be deemed first applied to the applicable Domestic Rate Portion until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their Interest Periods expire. Any amount prepaid on the Revolving Credit Notes or Supplemental Revolving Credit Notes may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. No amounts prepaid on the Acquisition Financing Notes or the Term Notes may be reborrowed, and any partial prepayments (whether voluntary or mandatory) shall be applied to the several installments of such Notes in the inverse order of maturity. All payments (whether voluntary or required) shall be accompanied by any amount due the Lenders under Section 2.8 hereof, but no acceptance of such a payment without requiring payment of amounts due under Section 2.8 shall preclude a later demand by the Lenders for any amount due them under Section 2.8 in respect of such payment.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders after the occurrence and during the continuation of an Event of Default shall be remitted to the Agent and distributed as follows:

          (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or by the Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Company has agreed to pay under Section 11.5 hereof (such funds to be retained by the Agent for its own account unless the Agent has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

          (b) second, to the payment of any outstanding interest or other fees or amounts due under the Notes and the other Loan Documents, in each case other than for principal or in reimbursement or collateralization of L/C Obligations, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

          (c) third, to the payment of the principal of the Notes and any unpaid Reimbursement Obligations and to the Agent to be held as collateral security for any other L/C Obligations (until the Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount paid to or held as collateral security for the Lenders to be allocated pro rata as among the Lenders in accordance with the then respective aggregate unpaid principal balances of their Loans and interests in the Letters of Credit;

          (d) fourth, to the Agent and the Lenders ratably in accordance with the amounts of any other indebtedness, obligations or liabilities of the Company owing to each of them and secured by the Collateral Documents (other than those described in clause (e) below) unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied;

          (e) fifth, to the payment of the Hedging Liability (if any) pro rata as among the Lenders to whom such Hedging Liability is owed in accordance with the then respective unpaid amounts of such liability; and

          (f) fifth, to the Company or whoever else may be lawfully entitled thereto.

In the event that the amount of any Hedging Liability is not fixed and determined at the time any funds are to be allocated thereto pursuant to the above provisions, such funds so allocated shall be held by the Agent as collateral security until such Hedging Liability is fixed and determined and the same shall then be applied to the Hedging Liability, with any surplus reallocated among the Lenders, to cover any deficiency which would not have existed had the exact amount of the Hedging Liability been known at the time such funds were originally distributed.

     Section 3.10. Notations and Requests. All Borrowings made against the Notes, the status of all amounts evidenced by the Notes as constituting part of the applicable Domestic Rate Portion or LIBOR Portion and the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Lenders on their books or, at their option in any instance, endorsed on the reverse side of the Notes and the unpaid principal balances and status, rates and Interest Periods so recorded or endorsed by the Lenders shall be prima facie evidence in any court or other proceeding brought to enforce the Notes of the principal amount remaining unpaid thereon, the status of such Borrowings and the interest rates and Interest Periods applicable thereto. Prior to any negotiation of any Note, the Lender holding such Note shall endorse thereon the status of all amounts evidenced thereby as constituting part of the Domestic Rate Portion or LIBOR Portion and the rates of interest and the Interest Periods applicable thereto.

SECTION 4.     THE COLLATERAL AND GUARANTIES.

     Section 4.1. Collateral. The Obligations shall be secured by valid and enforceable security interests in and liens on all now owned or hereafter acquired accounts, general intangibles, instruments, documents, chattel paper, investment property, inventory, equipment, real estate and certain other goods and assets of the Company and of each Restricted Subsidiary pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to the Agent. The Obligations shall also be secured by an assignment of key-man life insurance owned and benefiting the Company on the life of Craig Moore for a period of not less than three years, with the amount of such insurance to be not less than $7,500,000 from the date hereof through and including December 31, 1998, which assignment and the life insurance policy subject thereto shall each be in form and substance satisfactory to the Agent.

     Section 4.2. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by each Restricted Subsidiary pursuant to a guaranty agreement executed by such Restricted Subsidiary in form and substance satisfactory to the Agent (individually a "Guaranty" and collectively the "Guaranties").

     Section 4.3. Further Assurances. The Company agrees that it will, and will cause each Restricted Subsidiary to, from time to time at the request of the Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Company or any Restricted Subsidiary forms or acquires any Restricted Subsidiary after the date hereof, the Company shall within 10 Business Days of such formation or acquisition cause such newly formed or acquired Restricted Subsidiary to execute a Guaranty and such Collateral Documents as the Agent may then require, and the Company shall also deliver, or cause such Restricted Subsidiary to deliver, at the Company's cost and expense, such other instruments, documents, certificates, and opinions required by the Agent in connection therewith.

     Section 4.4. Liens on After-Acquired Real Property. In the event that the Company or any Restricted Subsidiary owns or hereafter acquires any real property, at the request of the Required Lenders, the Company shall, or shall cause such Restricted Subsidiary to, execute and deliver to the Agent (or a security trustee therefor) a mortgage or deed of trust acceptable in form and substance to the Agent for the purpose of granting to the Agent for the benefit of the Lenders a lien on such real property to secure the Obligations, shall pay all taxes, costs and expenses incurred by the Agent in recording such mortgage or deed of trust, and shall at its expense supply to the Agent a Phase I environmental site assessment, a survey and a mortgagee's policy of title insurance from a title insurer reasonably acceptable to the Agent insuring the validity of such mortgage or deed of trust and its status as a first lien (subject to liens permitted by this Agreement) on the real property encumbered thereby.

SECTION 5.     REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Lenders as follows:

     Section 5.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying.

     Section 5.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying. Schedule 5.2 hereto (as the same may be deemed amended pursuant to Section 7.15(g) or 7.16 hereof) identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 (as the same may be deemed amended pursuant to Section 7.15(g) or 7.16 hereof) as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens other than the Liens granted in favor of the Agent pursuant to the Collateral Documents. Except as disclosed on Schedule
5.2 hereof, there are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 5.3. Corporate Authority and Validity of Obligations. The Company has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to grant to the Agent the Liens described in the Collateral Documents executed by the Company, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Restricted Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, to grant to the Agent the Liens described in the Collateral Documents executed by such Restricted Subsidiary, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Company and by each of its Restricted Subsidiaries have been duly authorized, executed and delivered by such Person and constitute valid and binding obligations of such Person enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Company or any Restricted Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any Restricted Subsidiary or any provision of the charter, articles of incorporation or by-laws of the Company or any Restricted Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Company or any Restricted Subsidiary or any of its Property, in each case where such contravention or default is reasonably likely to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Company or any Restricted Subsidiary other than the Liens granted in favor of the Agent pursuant to the Collateral Documents.

     Section 5.4. Use of Proceeds; Margin Stock. The Company shall use the proceeds of the Loans and other extensions of credit made available hereunder solely for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws, except that (a) Revolving Loan proceeds shall not be used, directly or indirectly, to invest in, or make loans or advances to, Persons who are not Restricted Subsidiaries, (b) Supplemental Revolving Loan proceeds shall only be used by the Company to make loans and advances, directly or indirectly through a Restricted Subsidiary, to Persons (other than Restricted Subsidiaries) to the extent permitted by Section 7.15(i) hereof, (c) Letters of Credit shall only be issued in support of insurance policy obligations of the Company or any Restricted Subsidiary or for such other purpose as is acceptable to the Agent in its sole discretion and (d) the proceeds of the Acquisition Financing Loans shall only be used to acquire the assets or equity interests of another Person in accordance with the terms of
Section 7.15(g) hereof and to finance the acquisition and construction of new facilities and expansion to existing facilities operating in a Permitted Line of Business. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     Section 5.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at February 28, 1998, and the related consolidated statements of income and retained earnings of the Company and its Subsidiaries for the 5 months then ended, heretofore furnished to the Lenders, fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof.

     Section 5.6. No Material Adverse Change. Since February 28, 1998, there has been no change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary, except for the issuance of the Senior Subordinated Notes and those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

     Section 5.7. Full Disclosure. The statements and information furnished to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to the Lenders, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable at the time made.

     Section 5.8. Trademarks, Franchises, and Licenses. The Company and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

     Section 5.9. Governmental Authority and Licensing. The Company and its Subsidiaries have received all licenses, permits, and approvals of all Federal, state, local, and foreign governmental authorities, if any, necessary to conduct their business as now conducted and to receive Medicare and Medicaid reimbursement and/or payments for health care currently provided by them, including all certificates of need and other licenses, permits, and approvals, if any, required to own and/or operate any health care facilities or services currently owned or operated by them, in each case where the failure to obtain or maintain the same is reasonably likely to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, is reasonably likely to result in revocation or denial of any material license, permit, or approval, or of any right to receive reimbursement or payments under Medicare or other governmental third-party reimbursement or prospective payment program, is pending or, to the knowledge of the Company, threatened.

     Section 5.10. Good Title. The Company and its Subsidiaries each have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Lenders (except for sales of assets by the Company and its Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.14 hereof.

     Section 5.11. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the

Company threatened, against the Company or any Subsidiary which if adversely determined is reasonably likely to have a Material Adverse Effect.

     Section 5.12. Taxes. Except as disclosed on Schedule 5.12 hereof, all tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Company does not know of any proposed additional tax assessment against the Company or any of its Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

     Section 5.13. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company, any Subsidiary, or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or by the Company or any Subsidiary of any other Loan Document, except for such approvals which have been obtained prior to or concurrently with the execution and delivery of this Agreement and which remain in full force and effect.

     Section 5.14. Affiliate Transactions. Except for agreements in effect on the date hereof and described on Schedule 5.14 attached hereto, neither the Company nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 5.15. Investment Company; Public Utility Holding Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.16. ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a

Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 5.17. Compliance with Laws. The Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, laws and regulations relating to the providing of health care services, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

     Section 5.18. Other Agreements. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary, or any of their Properties, which default if uncured is reasonably likely to have a Material Adverse Effect.

     Section 5.19. No Default. No Default or Event of Default has occurred and is continuing.

     Section 5.20. Solvency. The Company and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

SECTION 6.     CONDITIONS PRECEDENT.

     Section 6.1. All Advances. The obligation of the Lenders to make any Loan or other financial accommodation to the Company hereunder (including the first such accommodation) shall be subject to the conditions precedent that as of the time of the making of each such accommodation:

          (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

          (b) the Company and each Restricted Subsidiary shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing;

          (c) after giving effect to such extension of credit, the aggregate principal amount of all Revolving Loans and L/C Obligations outstanding under this Agreement shall not exceed the lesser of (i) the Revolving Credit Commitments then in effect and (ii) the Borrowing Base;

          (d) in the case of any Borrowing of Term Loans, the Agent shall have received for each of the Lenders a duly executed and completed Term Note for such Lender in the amount of its Term Loan;

          (e) in the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor and, in the case of an extension or increase in the amount of the Letter of Credit, the Agent shall have received a written request therefor, in a form acceptable to the Agent, with such Application or written request, in each case to be accompanied by the fees required by this Agreement; and

          (f) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

The Company's request for any Loan or Letter of Credit shall constitute its warranty as to the facts specified in subsections (a) through (e), both inclusive, above.

     Section 6.2. Initial Advance. At or prior to the time of the initial Loans or other financial accommodation hereunder, the following conditions precedent shall also have been satisfied:

          (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agent:

               (i) the Revolving Credit Notes, Acquisition Financing Notes, and the Supplemental Revolving Credit Notes;

               (ii) a Consent and Reaffirmation of Guaranty and Security Documents from each Restricted Subsidiary;

               (iii) an Amended and Restated Mortgage and Security Agreement with Assignment of Rents from The Extracorporeal Alliance, L.L.C. covering certain real property located in Bay County, Florida;

               (iv) copies (executed or certified as may be appropriate) of resolutions of the Board of Directors of the Company and of resolutions of the Board of Directors (or other governing body) of each Restricted Subsidiary, in each case authorizing the execution, delivery and performance of the Loan Documents to which it is a party and all other documents relating thereto;

               (v) an incumbency certificate containing the name, title and genuine signature of the Company's Authorized Representatives and each authorized signatory of each Restricted Subsidiary;

               (vi) a good standing certificate (or its equivalent) for the Company and each Restricted Subsidiary, dated as of a date no earlier than 60 days prior to the date hereof, from the appropriate governmental offices in the state of its incorporation or organization and in each state in which it is qualified to do business as a foreign corporation or organization;

               (vii) articles of incorporation and by-laws for the Company and articles of incorporation and by-laws (or equivalent organizational documents) for each Restricted Subsidiary, in each case certified by such Person's corporate Secretary or other appropriate officer acceptable to the Agent; and

               (viii) evidence of the maintenance of insurance by the Company and each Restricted Subsidiary as required hereby or by the Collateral Documents;

          (b) the UCC financing statements requested in connection with the Collateral Documents shall have been executed and delivered to the Agent;

          (c) the Lenders shall have received a borrowing base certificate in substantially the form of Exhibit F setting forth the computation of the Borrowing Base at such time and a compliance certificate in substantially the form of Exhibit G setting forth the computation of the financial covenants as of such time;

          (d) all legal matters incident to the transactions contemplated hereby shall be acceptable to the Lenders and their counsel, and the Agent shall have received for the account of the Lenders the favorable written opinion of counsel to the Company and its Restricted Subsidiaries, in the form of Exhibit H hereto or in such other form as is acceptable to the Agent and its counsel;

          (e) the Agent shall have received for itself and for the Lenders the initial fees, if any, called for hereby;

          (f) each Lender shall have received such valuations and certifications as it may require in order to satisfy itself as to the value of the Collateral, the financial condition of the Company and its Subsidiaries, and the lack of material contingent liabilities of the Company and its Subsidiaries;

          (g) the Lenders shall have received a certified copy of the Indenture setting forth the terms and conditions applicable to the Senior Subordinated Notes;

          (h) all loans outstanding under the Original Credit Agreement shall have been paid and satisfied in full out of the proceeds of the issuance of the Senior Subordinated

     Notes and, on the effective date of this Agreement, the outstanding principal balance of all Loans shall be zero; and

               (i) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent may reasonably request.

SECTION 7.  COVENANTS.

     The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

     Section 7.1. Maintenance of Business. The Company shall, and shall cause each of its Subsidiaries to, preserve and maintain its existence, except as otherwise provided in Section 7.16(c) hereof. The Company shall, and shall cause each of its Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business (including, without limitation, all such licenses, permits, franchises, and approvals referred to in Sections 5.8 and 5.9 of this Agreement) where the failure to do so is reasonably likely to have a Material Adverse Effect.

     Section 7.2. Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of the Company, any such Property is no longer necessary for the proper conduct of the business of such Person.

     Section 7.3. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each of its Subsidiaries to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 7.4. Insurance. The Company shall insure and keep insured, and shall cause each of its Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company shall insure, and shall cause each of its Subsidiaries to insure, such other hazards and risks (including professional liability, employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall in any event maintain, and cause each of its Subsidiaries to maintain, insurance on the Collateral to the extent required by the Collateral Documents. The Company shall, upon the reasonable request of the Agent, furnish to the Agent and each Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 7.5. Financial Reports. The Company shall, and shall cause each of its Subsidiaries to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Agent and the Lenders:

          (a) as soon as available, and in any event within 25 days after the last day of each calendar month, a Borrowing Base certificate in the form attached hereto as Exhibit F showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such month, prepared by the Company and certified to by the Company's chief financial officer, or another officer of the Company reasonably acceptable to the Agent;

          (b) as soon as available, and in any event within 45 days after the close of each fiscal quarter of the Company, a copy of the consolidated and summary consolidating balance sheet of the Company and its Restricted Subsidiaries (and of the Company and its Subsidiaries) as of the last day of such period and the consolidated and summary consolidating statements by business segments of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries (and of the Company and its Subsidiaries) for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP and certified to by the Company's chief financial officer, or another officer of the Company reasonably acceptable to the Agent;

          (c) as soon as available, and in any event within 120 days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of the period then ended and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young or another firm of independent public accountants of recognized national standing, selected by the Company and reasonably satisfactory to the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (d) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its stockholders, and copies of each regular, periodic or special report, registration statement or prospectus filed by the Company or any of its Subsidiaries with any securities exchange or the Securities Exchange Commission or any successor agency;

          (e) promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of the Company or any of its Subsidiaries or of any notice of any such audit or of any notice of material noncompliance with any applicable law, regulation, or guideline relating to the Company or any of its Subsidiaries or any of their respective businesses;

          (f) as soon as available, and in any event within 120 days after the end of each fiscal year of the Company, a copy of the Company's consolidated and consolidating business plan for the following fiscal year, such business plan to show the Company's projected consolidated and consolidating revenues, expenses, and balance sheet on a month-by-month basis, such business plan to be in reasonable detail prepared by the Company and in form reasonably satisfactory to the Required Lenders;

          (g) promptly after the occurrence thereof, notice of any Change of Control; and

          (h) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any of its Subsidiaries which, if adversely determined, is reasonably likely to have a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (b) and (c) of this Section 7.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit G signed by the chief financial officer of the Company, or another officer of the Company reasonably acceptable to the Agent, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.7, 7.8, 7.9, 7.10, 7.11 and 7.12 of this Agreement.

     Section 7.6. Inspection. The Company shall, and shall cause each of its Subsidiaries to, permit the Agent, each Lender and each of their duly authorized representatives and agents to visit and inspect any of its Properties, corporate books and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its executive officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Agent and such Lenders the finances and affairs of the Company and of each of its Subsidiaries) at such reasonable times during business hours and intervals as the Agent or any such Lender may designate with prior notice to the Company. Confidential information obtained during any such visit or inspection shall be subject to the provisions of Section 11.19 hereof.

     Section 7.7. Current Ratio. The Company shall at all times maintain a Current Ratio of not less than 1.0 to 1.0.

     Section 7.8. Total Senior Funded Debt to Total Capitalization. The Company shall not, at any time during each of the periods specified below, permit the ratio of (a) Total Senior Funded Debt to (b) Total Capitalization to exceed:

                                                        RATIO SHALL NOT BE
     FROM AND INCLUDING         TO AND INCLUDING           GREATER THAN
       the date hereof              9/30/98                   .60 to 1.0

         10/01/98                   9/30/99                   .50 to 1.0

         10/01/99          and at all times thereafter        .45 to 1.0

     Section 7.9. Leverage Ratios. (a) Total Senior Funded Debt to Adjusted EBITDA. As of the last day of each fiscal quarter of the Company ending during each of the periods specified below, so long as no portion of the Senior Subordinated Notes are then outstanding, the Company shall not permit the ratio of (i) Total Senior Funded Debt as of the last day of such fiscal quarter to
(ii) Adjusted EBITDA for the four fiscal quarters then ended to exceed:


                                                        RATIO SHALL NOT BE
     FROM AND INCLUDING         TO AND INCLUDING           GREATER THAN
       the date hereof               9/30/98                3.0 to 1.0

          10/01/98                   9/30/99                2.5 to 1.0

          10/01/99         and at all times thereafter      2.0 to 1.0

     (b) Total Funded Debt to Adjusted EBITDA. As of the last day of each fiscal quarter of the Company ending during each of the periods specified below, so long as any portion of the Senior Subordinated Notes are then outstanding, the Company shall not permit the ratio of (i) Total Funded Debt as of the last day of such fiscal quarter to (ii) Adjusted EBITDA for the four fiscal quarters then ended to exceed:

                                                        RATIO SHALL NOT BE
     FROM AND INCLUDING         TO AND INCLUDING           GREATER THAN
       the date hereof               9/30/99                 4.5 to 1.0

         10/01/99                    9/30/00                 4.0 to 1.0

         10/01/00         and at all times thereafter        3.5 to 1.0

     Section 7.10. Net Worth. The Company shall, at all times, maintain Net Worth of not less than the sum of (a) $59,763,772 plus (b) 75% of Net Income for each fiscal year of the Company ending after the date hereof (commencing with the fiscal year ending September 30, 1998) for which such Net Income is a positive amount (i.e., there shall be no reduction to the amount of Net Worth required to be maintained hereunder for any fiscal year in which Net Income is less than zero) plus (c) 100% of the Net Issuance Proceeds from the issuance of any equity securities by the Company or its Restricted Subsidiaries subsequent to the date of this Agreement.

     Section 7.11. Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Company ending during the periods specified below, the Company shall maintain a ratio of EBITDA for the four fiscal quarters of the Company then ended to Fixed Charges for the same four fiscal quarters then ended of not less than:

                                                         RATIO SHALL NOT
      FROM AND INCLUDING        TO AND INCLUDING          BE LESS THAN
       the date hereof              9/30/99                2.25 to 1.0

           10/01/99        and at all times thereafter     2.50 to 1.0

     Section 7.12. Dialysis Patients. The Company and its Restricted Subsidiaries shall, at all times during the periods set forth below, have on a combined basis (and without duplication) active renal dialysis care patients of not less than:

        FROM AND                 TO AND                    MINIMUM
        INCLUDING               INCLUDING              ACTIVE PATIENTS
    the date hereof             09/29/98                      3,325

     09/30/98                   09/29/99                      3,591

     09/30/99                   09/29/2000                    3,878

     09/30/2000                 09/29/2001                    4,189

     09/30/2001                 09/29/2002                    4,524

     09/30/2002                 09/29/2003                    4,886
     09/30/2003                 09/29/2004                    5,276

     Section 7.13. Indebtedness for Borrowed Money. The Company shall not, nor shall it permit any of its Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

          (a) the Obligations of the Company owing to the Agent and the Lenders hereunder;

          (b) Capitalized Lease Obligations entered into in the ordinary course of business;

          (c) obligations of the Company arising out of interest rate hedging agreements entered into with financial institutions in the ordinary course of business;

          (d)  guaranties expressly permitted by Section 7.15 hereof;

          (e) indebtedness from time to time owing by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary arising in the ordinary course of business;

          (f) indebtedness from time to time owing by any Non-Restricted Subsidiary to the Company or any Restricted Subsidiary which, in the aggregate for all Non-Restricted Subsidiaries, does not exceed $15,000,000 at any one time outstanding;

          (g) indebtedness from time to time owing by any Non-Restricted Subsidiary to any Person (other than the Company or any Restricted Subsidiary), and any renewals or refinancings thereof;

          (h) unsecured Subordinated Debt in an aggregate original principal amount not to exceed $7,000,000 owing by The Extracorporeal Alliance, L.L.C. ("Alliance") to Bay Extracorporeal Technologies, Inc. ("BeTech"), Great Lakes Medical Services, Inc. ("Services"), and Great Lakes Perfusion, Inc. ("Perfusion"), and Michael Hurdle ("Hurdle"), and their successors and assigns, together with such additional Subordinated Debt issued to such Persons pursuant to the terms of that certain Agreement for Sale of Assets and L.L.C. Interests, dated as of November 26, 1996, by and among Alliance, BeTech, Services, Perfusion, Hurdle, the Company, Rick Kuntz ("Kuntz"), Chet Czaplicka ("Czaplicka") and Gregory Lewis ("Lewis") (the "Alliance Purchase Agreement") or the Put/Call Agreements (as such term is defined in the Alliance Purchase Agreement) executed and delivered in connection therewith, as reduced from time to time by permitted payments of principal thereon;

          (i) unsecured Subordinated Debt consisting of the Senior Subordinated Notes, as reduced from time to time by permitted payments of principal thereon; and

          (j) other indebtedness of the Company and its Subsidiaries arising in the ordinary course of business (and not incurred in connection with an acquisition) in an aggregate amount not to exceed $1,500,000 at any one time outstanding, provided that, if such indebtedness is secured, the indebtedness shall only be subject to Liens permitted by Section 7.14(e) hereof.

     Section 7.14. Liens. The Company shall not, nor shall it permit any of its Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any of its Subsidiaries; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any of its Subsidiaries is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding;

          (d) the Liens granted in favor of the Agent for the benefit of the Lenders pursuant to the Collateral Documents;

          (e) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by
     Section 7.13(b) or 7.13(j) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

          (f) Liens on Property of any Non-Restricted Subsidiary securing indebtedness of such Subsidiary permitted by Section 7.13(f) or 7.13(g) hereof; and

          (g) Liens on limited liability company units in Alliance repurchased pursuant to the terms of those certain Put/Call Agreements (as defined in the Alliance Purchase Agreement) executed and delivered in connection with the Alliance Purchase Agreement, but only to the extent such Liens secure Subordinated Debt permitted under Section 7.13(h) hereof and which Liens are at all times junior and subordinate to the Liens of the Agent therein pursuant to the terms of the relevant subordination agreement relating to such Subordinated Debt.

     Section 7.15. Investments, Acquisitions, Loans, Advances and Guaranties. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

          (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within one year of the date of issuance thereof;

          (c) investments in certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

          (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (e) the Company's investments from time to time in its Restricted Subsidiaries, and investments made from time to time by a Restricted Subsidiary in another Restricted Subsidiary;

          (f) intercompany advances made from time to time between the Company and one or more Restricted Subsidiaries or between Restricted Subsidiaries in the ordinary course of business;

          (g) one or more Acquisitions by the Company or any Subsidiary of the stock or assets of other Persons if and only so long as (i) the Acquired Business is in a Permitted Line of Business, (ii) the Acquisition is not a Hostile Acquisition, (iii) forty-five days prior to the consummation of any such Acquisition, or such shorter period as the Agent may agree to in writing, the Company shall have notified the Lenders of the proposed transaction in reasonable detail as to the terms thereof (including sources and uses of funds therefor) and furnished the Lenders historic and pro forma financial information and, for a dialysis-related Acquisition, financial valuation analysis supporting the purchase price per patient and, for all Acquisitions, compliance calculations reasonably satisfactory to the Agent demonstrating no Default or Event of Default exists or, on a pro forma basis, would occur after giving effect to such transaction, (iv) with respect to any Acquisition occurring after the date of this Agreement when the cumulative Total Consideration for all Acquisitions occurring after the date of this Agreement for which the Required Lenders have not given their prior written consent thereto pursuant to clause (v) below is less than or equal to $10,000,000, any one of the following shall be satisfied (the Company, when notifying the Agent and the Lenders of the proposed Acquisition pursuant to this Section 7.15(g), shall designate which of the following conditions, A, B or C, is being utilized): (A) with respect to any dialysis-related Acquisition, the Total Consideration paid for the Acquired Business shall not exceed the lesser of 6.5 multiplied by Acquisition EBITDA of the Acquired Business for the four fiscal quarter period ending immediately proceeding the date of the Acquisition or $65,000 multiplied by the number of dialysis patents of the Acquired Business, (B) with respect to any perfusion-related Acquisition, (x) the Total Consideration paid for the Acquired Business shall not exceed the product of 1.5 multiplied by the net revenues (i.e., gross revenues less contractual discounts) of the Acquired Business for the four fiscal quarter period ending immediately preceding the date of the Acquisition, (y) the projected annual Acquired Business Cash Flow for a period of not less than three (3) years following the date of the relevant Acquisition (as reasonably determined by the Company in good faith and established to the reasonable satisfaction of the Agent) is greater than $1.00 per annum, and
     (z) the projected annual internal rate of return of the Acquired Business for a period of not less than three (3) years following the date of the relevant Acquisition (expressed as a percentage based on the ratio of projected annual Acquired Business Cash Flow to Total Consideration paid for the Acquired Business, all as reasonably determined by the Company in good faith and established to the reasonable satisfaction of the Agent) is greater than 15% per annum, or (C) the cumulative Total Consideration for all Acquisitions occurring after the date of this Agreement and not qualifying under (A) or (B) above is less than or equal to $3,000,000, (v) with respect to any Acquisition occurring after the date of this Agreement when the cumulative Total Consideration for all Acquisitions occurring after the date of this Agreement for which the Required Lenders have not given their prior written consent thereto pursuant to this clause (v) is greater than $10,000,000, the Required Lenders have given their prior written consent to the relevant Acquisition, (vi) no Default or Event of Default exists or would arise immediately after giving effect to any such Acquisition, and the Company shall have provided to the Agent a written certificate attesting to the Company's compliance with the requirements set forth herein (including, where relevant, its computation of the purchase price guidelines set forth in clause (iv) above), and (vii) if such transaction results in a new Subsidiary, within 10 Business Days of such formation or acquisition, as the case may be, the Company shall cause such new Subsidiary to execute and deliver to the Agent (with sufficient number of copies for each Lender) a Guaranty and such Collateral Documents as the Agent may require, together with such other instruments, documents, certificates and opinions required at that time by the Agent, each of which to be in form and substance satisfactory to the Agent (including, without limitation, Board of Director resolutions (or their equivalent) of such Subsidiary authorizing the execution, delivery, and performance of such Loan Documents by such Subsidiary), and Schedule 4.1 and 5.2 of this Agreement shall from and after such date be deemed amended to include reference to such Subsidiary;

          (h) Guaranties executed by one or more Restricted Subsidiaries in favor of the Agent and the Lenders;

          (i) investments in, loan and advances to, and guarantees in respect of the obligations of, Non-Restricted Subsidiaries and other Persons (other than Subsidiaries) in which the Company, directly or indirectly, holds an equity interest in, aggregating not more than $15,000,000 at any one time outstanding;

          (j) guaranties issued by the Company or any Restricted Subsidiary guaranteeing or otherwise supporting the repayment of indebtedness of the Company or a Restricted Subsidiary otherwise permitted by Section 7.13 hereof;

          (k) the loan outstanding on the date of this Agreement owing by Nephrology Associates of Northern Illinois, Ltd. to the Company in the amount of $6,811,897.34, as the same may be increased by interest payable thereon and as reduced by repayments of principal thereon;

          (l) trade receivables from time to time owing to the Company or any of its Subsidiaries created or acquired in the ordinary course of its business;

          (m) the purchase on or before June 30, 1998, by the Company or any of its Restricted Subsidiaries of nine (9) real estate sites commonly known as 101 N. Scoville, Oak Park, Illinois; 3525 N. Lake, Ft. Wayne, Indiana; 7017
     S. Anthony, Ft. Wayne, Indiana; 230 Bellmeade, Evansville, Indiana; 3501 North Avenue, Chicago, Illinois; 7723 S. Western Avenue, Chicago, Illinois; 7718 S. Claremont, Chicago, Illinois; 455 Mercy Lane, Aurora, Illinois; and 3514-16 W. Roosevelt, Chicago, Illinois from ARE Partnership for an aggregate purchase price of not more than $5,000,000; and

          (n) other investments, loans and advances in addition to those otherwise permitted by this Section in an aggregate amount not to exceed $500,000 at any one time outstanding.

In determining the amount of investments, acquisitions, loans, advances and guaranties permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guaranties shall be taken at the amount of the obligations guaranteed thereby.

     Section 7.16. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any of its Subsidiaries to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

          (a)  the sale of inventory in the ordinary course of business;

          (b) the sale, transfer, lease, or other disposition of Property of the Company or any Subsidiary to one another in the ordinary course of its business;

          (c) a merger of any Restricted Subsidiary with and into the Company or any other Restricted Subsidiary; provided that, in the case of any merger involving the Company, the Company is the corporation surviving the merger;

          (d) the sale, transfer, or other disposition of any tangible personal property that, in the reasonable business judgment of the Company or its Subsidiary, has become uneconomical, obsolete, or worn out, and which is disposed of in the ordinary course of business; and

          (e) the sale, transfer, lease, or other disposition of Property of the Company or any Subsidiary aggregating for the Company and its Subsidiaries not more than $1,000,000 during any 12-month period.

In the event of any merger permitted by Section 7.16(c) above, the Company shall give the Agent and the Lenders prior written notice of any such event and, immediately after giving effect to any such merger, Schedule 5.2 of this Agreement shall be deemed amended excluding reference to any such Subsidiary merged out of existence. So long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof, upon the written request of the Company, the Agent shall release its Lien on any Property sold pursuant to subsections (a), (d), or (e) above.

     Section 7.17. Maintenance of Subsidiaries. The Company shall not assign, sell or transfer, or permit any of its Subsidiaries to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (w) the Lien on the capital stock of each Subsidiary granted to the Agent pursuant to the Collateral Documents, (x) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, (y) any transaction permitted by
Section 7.16(c) above, and (z) the issuance of capital stock of a Restricted Subsidiary if after giving effect to such issuance such Subsidiary remains a Restricted Subsidiary.

     Section 7.18. Dividends and Certain Other Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, during any fiscal year
(i) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (ii) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, except that:

          (w) nothing herein contained shall prevent the repurchase by (1) Alliance of its units pursuant to the terms of those certain Put/Call Agreements (as defined in the Alliance Purchase Agreement) executed and delivered in connection with the Alliance Purchase Agreement, (2) Alliance of the units of Tri-State Perfusion, L.L.C. held by Tri-State Perfusion Services, Inc., pursuant to Section 6.4 of the Limited Liability Company Agreement of Tri-State Perfusion, L.L.C., (3) Alliance of the units of Perfusion Resource Association, L.L.C. held by Perfusion Resource Association, Inc., pursuant to Section 6.5 of the Limited Liability Company Agreement of Perfusion Resource Association, L.L.C. or
       (4) Saint Margaret Mercy Dialysis Centers, L.L.C., of its units (other than units held by or for the account of the Company) on terms reasonably acceptable to the Agent and the Required Lenders, provided that in each case any consideration to be paid therefor (other than consideration in the form of additional Subordinated Debt permitted by Section 7.13(i) hereof) shall only be payable so long as no Default or Event of Default exists prior to or would result after giving effect to such payment;

          (x) nothing herein contained shall prevent the making of dividends or distributions out of earnings by a Wholly-Owned Subsidiary to the Company;

          (y) nothing herein contained shall prevent the making of dividends or distributions out of earnings by any other Subsidiary ratably to its equity interest holders so long as no Default or Event of Default exists prior to or would result after giving effect to any such dividend, except that any Subsidiary which is either a partnership or limited liability company may make distributions to the extent necessary to allow each of its partners or members, as the case may be, to make payment of its federal and state income tax liability attributable to such Subsidiary's taxable income regardless of whether or not a Default or Event of Default then exists; and

          (z) the Company may declare and pay dividends on its capital stock in an aggregate amount during any fiscal year not to exceed 10% of Net Income of the Company from the immediately preceding fiscal year so long as no Default or Event of Default exists prior to or would result after giving effect to any such dividend.

     Section 7.19. ERISA. The Company shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is reasonably likely to result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each of its Subsidiaries to, promptly notify the Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit.

     Section 7.20. Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Properties or business operations, where any such non-compliance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect or could result in a Lien upon any of their Property.

     Section 7.21. Burdensome Contracts with Affiliates. Except for agreements in effect on the date hereof described on Schedule 5.14 attached hereto, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 7.22. No Changes in Fiscal Year. The Company shall not, nor shall it permit any of its Subsidiaries to, change its fiscal year from its present basis without the prior written consent of the Required Lenders.

     Section 7.23. Formation of Subsidiaries. Except for existing Subsidiaries designated on Schedule 5.2 hereto, Restricted Subsidiaries formed for the purpose of acquiring all or substantially all of the assets of, or all or substantially all of the equity interest of, another Person pursuant to an acquisition permitted by Section 7.15(g) hereof, or Restricted Subsidiaries (and any such Restricted Subsidiary's Subsidiaries) acquired pursuant to an acquisition permitted by Section 7.15(g) hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, form or acquire any Subsidiary without the prior written consent of the Required Lenders.

     Section 7.24. Change in the Nature of Business. The Company shall not, nor shall it permit any of its Subsidiaries to, engage in any business or activity if as a result the general nature of the business of the Company or any of its Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the date of this Agreement or as of the date such Person becomes a Subsidiary hereunder.

     Section 7.25. Subordinated Debt. The Company shall at all times ensure that all Obligations now existing or hereafter arising constitute "Senior Debt", or words of like import, under each indenture, instrument, or agreement evidencing or otherwise setting forth the terms or conditions applicable to any outstanding Subordinated Debt. Neither the Company nor any Subsidiary shall amend or modify any of the terms and conditions relating to any Subordinated Debt or make any voluntary prepayment thereof or affect any voluntary redemption thereof or make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations; provided, however, that nothing contained herein shall prohibit any payment obligation under Section 7 of the Alliance Purchase Agreement of Hurdle, Kuntz, BeTech, Services, Perfusion, Czaplicka or Lewis from being satisfied by set-off in accordance with the terms of the Alliance Purchase Agreement.

     Section 7.26. Use of Loan Proceeds. The Company shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.4 hereof.

     Section 7.27. Assets and Earnings Concentrations. On the last day of each fiscal quarter of the Company, and on the date of any acquisition permitted by
Section 7.15(g) hereof, and immediately after giving effect thereto, the Company shall not permit (a) the total assets of its Subsidiaries in which the Company's ownership interest therein is less than 80% to be more than 15% of the total consolidated assets of the Company and its Subsidiaries and (b) the total net income of its Subsidiaries in which the Company's ownership interest therein is less than 80% to be more than 15% of consolidated net income of the Company and its Subsidiaries.

     Section 7.28. No Restrictions on Subsidiary Distributions. Except as provided herein, the Company shall not and shall not permit any of its Restricted Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distribution on any of such Restricted Subsidiary's capital stock or other equity interests owned by the Company or any Restricted Subsidiary of the Company; (2) pay any indebtedness owed to the Company or any other Restricted Subsidiary; (3) make loans or advances to the Company or any other Restricted Subsidiary or (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

          (a) default in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;

          (b) default in the observance or performance of any covenant set forth in Sections 7.5, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15,
     7.16, 7.17, 7.18, 7.25, 7.26 or 7.27 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

          (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof is given to the Company by the Agent (provided that the Company shall have an additional 30 days to cure any such default before the same becomes an "Event of Default" hereunder if such default is reasonably susceptible to cure within the additional 30-day period but only so long as the Company diligently and in good faith works to cure such default during the additional 30-day period);

          (d) any material representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

          (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

          (f) default shall occur under any Indebtedness for Borrowed Money aggregating in excess of $500,000 issued, assumed or guaranteed by the Company or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

          (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 in excess of any applicable insurance coverage shall be entered or filed against any of the Company or any Subsidiary or against any of its Property and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

          (h) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (i) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(j) hereof; or

          (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of any of its Property, or a proceeding described in
     Section 8.1(i)(v) shall be instituted against the Company or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

     Section 8.2. Non-Bankruptcy Remedies. When any Event of Default described in subsections 8.1(a) to 8.1(h), both inclusive, has occurred and is continuing, the Agent shall, upon request of the Required Lenders, by notice to the Company, take any or all of the following actions:

          (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

          (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

          (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

     Section 8.3. Bankruptcy Remedies. When any Event of Default described in subsection 8.1(i) or 8.1(j) has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Agent may exercise any and all remedies available to it under the Loan Documents or applicable law.

     Section 8.4. Collateral for Undrawn Letters of Credit. If and when (x) any Event of Default, other than an Event of Default described in subsections
(i) or (j) of Section 8.1, has occurred and is continuing, the Company shall, upon demand of the Agent, and (y) any Event of Default described in subsections
(i) or (j) of Section 8.1 has occurred or any Letter of Credit is outstanding on the Termination Date (whether or not any Event of Default has occurred), the Company shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit, the Company agreeing to immediately make each such payment and acknowledging and agreeing that the Agent and the Lenders would not have an adequate remedy at law for failure of the Company to honor any such demand and that the Agent shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under the Letters of Credit.

SECTION 9.  DEFINITIONS; INTERPRETATIONS.

     Section 9.1. Definitions. The following terms when used herein have the following meaning:

     "Acquired Business" means the entity or assets acquired by the Company or a Subsidiary in an Acquisition, whether before or after the date hereof.

     "Acquired Business Cash Flow" means, with respect to any period, the amount (if any) by which (A) the difference (if any) of (i) net income of the Acquired Business for such period plus the sum of all amounts deducted in arriving at such net income amount in respect of all charges for depreciation of fixed assets, amortization of intangible assets, and all other non-cash items charged to net income for such period, minus (plus) (ii) additions (reductions) to non-cash working capital of the Acquired Business for such period (i.e., the increase or decrease in non-cash current assets minus the current liabilities (excluding the current maturities of long-term debt) of the Acquired Business from the beginning to the end of such period) exceeds (B) the aggregate amount of capital expenditures to be incurred by or in connection with the Acquired Business during such period, adjusted reflecting the Company's equity interest therein if the Acquired Business is not operated by a Wholly-owned Subsidiary.

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

     "Acquisition EBITDA" means, with reference to any period and any Acquired Business of a Target, the total net income (as determined in accordance with GAAP) of such Target arising out of the Acquired Business plus the sum of all amounts deducted in arriving at such net income amount in respect of (x) interest expense for such period, (y) federal, state, and local income taxes for such period, and (z) depreciation of fixed assets and amortization of intangible assets for such period, and adjusted for non-recurring expenses and non-recurring revenue reasonably determined by the Company in good faith and established to the reasonable satisfaction of the Agent.

     "Acquisition Financing Commitments" is defined in Section 1.4(a) hereof.

     "Acquisition Financing Loans" is defined in Section 1.4(a) hereof.

     "Acquisition Financing Notes" is defined in Section 1.4(a) hereof.

     "Acquisition Financing Termination Date" means May 15, 1999, or such earlier date on which the Acquisition Financing Commitments are terminated in whole pursuant to Sections 3.8, 8.2 or 8.3 hereof.

     "Adjusted EBITDA" means, as of the last day of any fiscal quarter of the Company, the sum (without duplication) of the following:

          (i) EBITDA of the Company and is Subsidiaries for the four fiscal quarters then ended (computed exclusive of that portion of EBITDA attributable to an Acquired Business acquired during such period); plus

          (ii) for each Acquired Business acquired during the fiscal quarter then ended, Acquisition EBITDA of such Acquired Business for the most recently completed period of four fiscal quarters ending immediately prior to the date of the relevant Acquisition; plus

          (iii) for each Acquired Business acquired prior to the beginning of the most recently completed fiscal quarter of the Company, but within four fiscal quarters of the Company then ended, EBITDA of such Acquired Business for the period from the date of the relevant Acquisition to the last day of the fiscal quarter then ended multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days elapsed since the date of the Acquisition and adjusted for non-recurring Acquisition-related expenses and non-recurring Acquisition-related revenue for such period as reasonably determined by the Company in good faith and established to the reasonable satisfaction of the Agent.

     "Adjusted LIBOR Rate" means a rate per annum determined by the Agent pursuant to the following formula:

          Adjusted LIBOR Rate =                LIBOR
                                 ------------------------------------
                                        100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing the Adjusted LIBOR Rate, the maximum rate of all reserve requirements (including, without limitation, any marginal emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions, or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rate of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the applicable LIBOR Portion scheduled to be made by the Agent as part of such Borrowing. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Agent shall be conclusive and binding on the Company and the Lenders absent manifest error.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

     "Agent" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

     "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

     "Alliance" is defined in Section 7.13(h) hereof.

     "Alliance Purchase Agreement" is defined in Section 7.13(h) hereof.

     "Applicable Margin" means, with respect to Revolving Loans, Acquisition Financing Loans, Term Loans, and Supplemental Revolving Loans, the rate per annum specified below:


     Applicable Margin for Domestic Rate Portion
     of Revolving Loans:                                          0%

     Applicable Margin for LIBOR Portions
     of Revolving Loans:                                          2.00%

     Applicable Margin for Domestic Rate Portion of
     Acquisition Financing Loans, Term Loans, and Supplemental
     Revolving Loans:                                             0.25%

     Applicable Margin for LIBOR Portions of
     Acquisition Financing Loans, Term Loans, and Supplemental
     Revolving Loans:                                             2.25%

provided, however, that the Applicable Margins shall be subject to quarterly adjustments (commencing with an adjustment with respect to the fiscal quarter ending June 30, 1998) as follows:


                                                                                      Applicable             Applicable
                                                                                      Margin for             Margin for
                                                                                     Domestic Rate             LIBOR
                                                                                      Portion of            Portions of
 If as of the Last Day of the                                                         Acquisition           Acquisition
    Most Recently Completed                     Applicable     Applicable              Financing             Financing
  Fiscal Quarter The Ratio of                   Margin for     Margin for             Loans, Term           Loans, Term
   Total Senior Funded Debt                    Domestic Rate      LIBOR                Loans and             Loans and
      then outstanding to                       Portion of     Portions of           Supplemental           Supplemental
    Adjusted EBITDA for the                      Revolving      Revolving              Revolving             Revolving
    4 Fiscal Quarters then                       Loans is       Loans is               Loans is               Loans is
           ended is
greater than or equal to 2.5 to 1.0                 Nil          2.25%                   .50%                   2.50%

less than 2.5 to 1.0 but  greater than
 or equal to 1.5 to 1.0                             Nil          2.00%                   .25%                   2.25%

less than 1.5 to 1.0                                Nil          1.75%                    Nil                   2.00%

provided, further, however, that if the Senior Subordinated Notes are outstanding on the last day of the most recently completed fiscal quarter of the Company, the Applicable Margins shall instead be subject to quarterly adjustment as follows:

                                                                                 Applicable                Applicable
                                                                                 Margin for                  Margin
                                                                               Domestic Rate               for LIBOR
If as of the Last Day of the                                                     Portion of               Portions of
  Most Recently Completed                   Applicable        Applicable        Acquisition               Acquisition
Fiscal Quarter The Ratio of                 Margin for        Margin for      Financing Loans,          Financing Loans,
   Total Funded Debt then                  Domestic Rate        LIBOR          Term Loans and            Term Loans and
  outstanding to Adjusted                   Portion of       Portions of        Supplemental              Supplemental
  EBITDA for the 4 fiscal                    Revolving        Revolving          Revolving                 Revolving
   quarters then ended is                    Loans is          Loans is           Loans is                  Loans is
greater than or equal to 3.5  to 1.0            Nil              2.25%               .50%                      2.50%

less than 3.5 to 1.0 but  greater than
 or equal to 2.5  to 1.0                        Nil              2.00%               .25%                      2.25%

less than 2.5 to 1.0                            Nil              1.75%                Nil                      2.00%

After the close of each quarterly fiscal period of the Company (the close of such quarterly fiscal period being hereinafter referred to as the "Margin Testing Time"), the Agent shall (i) confirm that the financial statements theretofore furnished to it indicate compliance with the ratios required above as of the Margin Testing Time and (ii) notify the Company and the Lenders of such determination and of any change in the Applicable Margin resulting therefrom. Any change in the Applicable Margin shall be effective on the 3rd day following the Agent's receipt of the quarterly covenant compliance certificate called for by Section 7.5 hereof and with such new Applicable Margin to continue in effect until the effectiveness of the next redetermination thereof. Any determination by the Agent of the Applicable Margin shall be conclusive and binding upon the Company and the Lenders provided that it has been made in good faith and based upon the financial statements described above.

     "Application" is defined in Section 1.3 hereof.

     "Authorized Representative" means those persons shown on the list of individuals provided by the Company pursuant to Section 6.2 hereof or on any update of any such list provided by the Company to the Agent, or any further or different individuals so named by an Authorized Representative of the Company in a written notice to the Agent.

     "Borrowing" means the total of Loans of a single type made to the Company by all the Lenders on a single date, and if such Loans are to be part of a LIBOR Portion, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages of the relevant Commitment.

     "Borrowing Base" means, as of any time it is to be determined, 75% of the then outstanding unpaid amount of Eligible Accounts; provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Company pursuant to Section 7.5(a) hereof and, if required by the Agent or the Required Lenders pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence reasonably required to be furnished to the Agent or the Lenders pursuant hereto or pursuant to any such Collateral Document.

     "Business Day" shall mean any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are also dealing in United States Dollar deposits in London, England.

     "Capital Lease" means any lease of Property (whether real or personal) which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Group") together with any Affiliates thereof; (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) in one or more transactions by any Person or Group other than a Person who is a stockholder of the Company as of the date hereof or Group comprised solely of such Persons

(the "Control Group") of either more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or more than 25% of the aggregate issued and outstanding common stock of the Company and such beneficial ownership percentage is greater than the beneficial ownership of the Control Group; (iv) Home Dialysis of America, Inc. or WSKC Dialysis Services, Inc. cease to be a Restricted Subsidiary and a Wholly-Owned Subsidiary of the Company; (v) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or (vi) any "Change of Control" (or words of like import), as defined in any instrument, agreement or indenture relating to any issue of Subordinated Debt, shall occur, the effect of which is to cause the acceleration of any Subordinated Debt or to enable the holder of any Subordinated Debt to cause the Company or any Subsidiary to repurchase, redeem, repay, or otherwise retire any Subordinated Debt.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent by the Collateral Documents.

     "Collateral Documents" means all security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations.

     "Commitments" means and includes the Revolving Credit Commitments, the L/C Commitment, the Acquisition Financing Commitments, and the Supplemental Revolving Credit Commitments. The parties acknowledge that the aggregate Commitments available to the Company do not exceed $100,000,000 as of the date of this Agreement.

     "Company" is defined in the introductory paragraph of this Agreement.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Current Ratio" means, at any time the same is to be determined, the ratio of consolidated current assets of the Company and its Restricted Subsidiaries to consolidated current liabilities of the Company and its Restricted Subsidiaries, each as determined in accordance with GAAP.

     "Current Maturities" means, as at any time the same is to be determined, all payments of principal due within 12 calendar months after that date with respect to any Indebtedness for Borrowed Money included within the definition of Total Funded Debt.

     "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Disposition" means the sale, lease, conveyance, or other disposition of Property, other than sales or other dispositions expressly permitted under
Section 7.16(a) or 7.16(b) hereof.

     "Domestic Rate" means a fluctuating interest rate per annum equal at all times to the greater of (i) the rate of interest announced by the Agent from time to time as its prime commercial rate as in effect on such day, with any change in such rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1% of the rates per annum quoted to the Agent at approximately 10:00 a.m. Chicago time (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 3/8 of 1%.

     "Domestic Rate Portions" is defined in Section 2.1(a) hereof.

     "EBITDA" means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (w) non-reoccurring acquisition expenses incurred in connection with an acquisition permitted by Section 7.15(g) hereof, (x) Interest Expense for such period, (y) federal, state and local income taxes for such period, and (z) depreciation of fixed assets and amortization of intangible assets for such period.

     "Eligible Account" means each account receivable of the Company and of each Restricted Subsidiary who has executed and delivered a Guaranty and the Collateral Documents called for by this Agreement that:

          (a) arises out of the sale by the Company or such Subsidiary of goods delivered to and accepted by, or out of the rendition of services fully performed by the Company or such Subsidiary and accepted by, the account debtor on such account receivable;

          (b) the account debtor on such account receivable is located within the United States of America;

          (c) is the valid, binding and legally enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) an Affiliate of the Company or such Subsidiary, (ii) a shareholder, director, officer or employee of the Company or any Subsidiary, (iii) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (iv) an assignor for the benefit of creditors;

          (d) is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Agent;

          (e) is an asset of the Company or such Subsidiary to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority Lien in favor of the Agent for the benefit of the Lenders, and is free and clear of any other Lien other than Liens permitted by
     Section 7.14(a) and (b) hereof;

          (f) is net of any credit or allowance given by the Company or such Subsidiary to such account debtor;

          (g) is not subject to any asserted offset, counterclaim or other defense with respect thereto;

          (h) is not unpaid more than 120 days after the original invoice date (which must be not more than 5 days subsequent to the shipment date or the date services were fully performed by the Company or such Subsidiary); and

          (i) does not arise from a sale to an account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

     "Event of Default" means any event or condition specified as such in
Section 8.1 hereof.

     "Event of Loss" means, with respect to any Property, any of the following:
(a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

     "Excess Cash Flow" means, with respect to any period, the amount (if any) by which (x) EBITDA during such period exceeds (y) the sum of (i) capital expenditures for the Company and its Restricted Subsidiaries during such period (computed on a consolidated basis in accordance with GAAP) plus (ii) Current Maturities of the Company and its Restricted Subsidiaries as of the last day of such period plus (iii) federal, state and local income taxes of the Company and its Restricted Subsidiaries actually paid during such period plus (iv) interest charges of the Company and its Restricted Subsidiaries actually paid during such period

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate.

     "Fixed Charges" means, with reference to any period, the sum of (a) the aggregate amount of payments required to be made by the Company and its Restricted Subsidiaries during such period in respect of principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), plus
(b) Interest Expense for the same period.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Lenders pursuant to Section 7.5 hereof.

     "Hedging Liability" means the liability of the Company to any of the Lenders in respect of any interest rate swaps, interest rate caps, interest rate collars, or other interest rate hedging arrangements as the Company may from time to time enter into with any one or more of the Lenders party to this Agreement. Unless and until the amount of the Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be 4% per annum of the notional amount of the hedge from the date of computation to the date the hedge expires.

     "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

     "Indebtedness for Borrowed Money" shall mean for the Company and its Subsidiaries the sum (without duplication) of (i) all indebtedness of the Company and each of its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness for the deferred purchase price of Property or services, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by the Company or any of its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (iv) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (v) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which the Company or any of its Subsidiaries is liable as lessee, (vi) any liability in respect of banker's acceptances or letters of credit, (vii) any indebtedness, whether or not assumed, secured by Liens on Property acquired by the Company or any of its Subsidiaries at the time of acquisition thereof and (viii) all indebtedness referred to in clause (i),
(ii), (iii), (iv), (v),

(vi) or (vii) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which any of the foregoing have agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any of them have otherwise assured a creditor against loss, it being understood that the term "Indebtedness for Borrowed Money" shall not include trade payables arising in the ordinary course of business.

     "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Interest Period" means, (a) with respect to any LIBOR Portion of Revolving Loans, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1, 2, 3 or 6 months thereafter as selected by the Company in its notice as provided herein and (b) with respect to any LIBOR Portion of Acquisition Financing Loans, Term Loans or Supplemental Revolving Loans, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 6 or 12 months thereafter as selected by the Company in its notice as herein provided; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) no Interest Period may extend beyond the final maturity date of the relevant Notes;

          (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

          (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "L/C Commitment" means $1,000,000, as reduced pursuant to Section 3.8 hereof.

     "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lenders" means Harris Trust and Savings Bank and all other lenders becoming parties hereto pursuant to Section 11.18 hereof.

     "Letter of Credit" is defined in Section 1.3 hereof.

     "LIBOR Portions" is defined in Section 2.1(a) hereof.

     "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind or nature in respect of any Property, including the interest of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan Documents" means this Agreement, the Notes, the Applications, the Collateral Documents, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Loans" means and includes Revolving Loans, the Acquisition Financing Loans, the Term Loans, and the Supplemental Revolving Loans.

     "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the business, Property, condition (financial or otherwise), results of operations or business prospects of the Company and its Subsidiaries taken as a whole, (b) a material adverse effect upon the ability of the Company or any Restricted Subsidiary to perform its obligations under the Loan Documents, or (c) a material adverse effect upon the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition, (ii) sale, use, or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and (iii) amounts required to be applied to repay principal of, premium, if any, and interest on any Indebtedness for Borrowed Money secured by a Lien on the Property (or portion thereof) sold or otherwise disposed of (other than the Obligations hereunder) which is required to be and is repaid in connection with such Disposition and
(b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments.

     "Net Income" means, with reference to any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

     "Net Worth" means, at any time the same is to be determined, total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared on a consolidated basis in accordance with GAAP.

     "Net Issuance Proceeds" means, as to any issuance of equity by the Company or its Restricted Subsidiaries, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith.

     "Non-Restricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

     "Notes" means and includes the Revolving Credit Notes, the Acquisition Financing Notes, the Term Notes, and the Supplemental Revolving Credit Notes.

     "Obligations" means all obligations of the Company to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Company or any Subsidiary arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Percentage" means, for each Lender, the percentage of the applicable Commitments represented by such Lender's Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interests in L/C Obligations) of the aggregate principal amount of all outstanding Obligations.

     "Permitted Affiliates" means Nephrology Associates of Northern Illinois, Ltd., ARE Partnership, and Continental Health Care, Ltd.

     "Permitted Line of Business" means any Person in the business of providing health care services such as delivery of dialysis and nephrology services and extracorporeal services such as plasmapheresis, intra-operative autotransfusion, perfusion, physician management and health management services and any other business line reasonably related thereto consented to in writing by the Required Lenders, which consent shall not be unreasonably delayed or withheld.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Portion" is defined in Section 2.1(a) hereof.

     "Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

     "Reimbursement Obligation" is defined in Section 1.3 hereof.

     "Required Lenders" means, at any time, Lenders whose Commitments aggregate 66-2/3% or more of the total Commitments or, if at the time no Commitments are outstanding, Lenders holding 66-2/3% or more of the aggregate outstanding principal balance of the Notes and the credit risk with respect to the Letters of Credit.

     "Restricted Subsidiary" means each of those existing Subsidiaries listed on
Schedule 4.1 hereof, any other Subsidiary existing as of the date hereof who is hereafter designated in writing by the Company to the Agent to become a "Restricted Subsidiary" and who thereafter executes and delivers a Guaranty and such Collateral Documents required pursuant to Section 4 hereof, and any other Subsidiaries formed or acquired after the date hereof who are required to execute and deliver a Guaranty and Collateral Documents pursuant to Section 7.15(g) hereof.

     "Revolving Credit Commitments" is defined in Section 1.1 hereof.

     "Revolving Credit Notes" is defined in Section 1.2 hereof.

     "Revolving Loans" is defined in Section 1.2 hereof.

     "Senior Subordinated Notes" means those certain $100,000,000 9.75% Senior Subordinated Notes due 2008 issued pursuant to that certain Indenture dated May 5, 1998.

     "Subordinated Debt" means the Senior Subordinated Notes and any other Indebtedness for Borrowed Money of the Company or of any Restricted Subsidiary owing to any Person on terms and conditions, and in such amounts, acceptable to the Agent and the Required Lenders in their sole discretion and which is subordinated in right of payment to the prior payment in full of the Obligations pursuant to written subordination provisions satisfactory to the Agent and the Required Lenders.

     "subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. The term "Subsidiary" shall mean, when used with reference to the Company, a subsidiary of, respectively, the Company or any of its direct or indirect Subsidiaries.

     "Supplemental Revolving Credit" is defined in Section 1.5 hereof.

     "Supplemental Revolving Credit Commitments" is defined in Section 1.5 hereof.

     "Supplemental Revolving Loans" is defined in Section 1.5 hereof.

     "Supplemental Revolving Credit Notes" is defined in Section 1.5 hereof.

     "Supplemental Revolving Credit Termination Date" means May 15, 1999, or such earlier date on which the Supplemental Revolving Credit Commitments are terminated in whole pursuant to Section 3.8, 8.2 or 8.3 hereof.

     "Target" means the Persons whose assets or equity interests are the subject of an Acquisition.

     "Term Loans" is defined in Section 1.4(b) hereof.

     "Term Notes" is defined in Section 1.4(b) hereof.

     "Termination Date" means May 15, 2001, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 3.8,
8.2 or 8.3 hereof, or such later date to which the Revolving Credit Commitments are extended pursuant to Section 11.16 hereof.

     "Total Capitalization" means, at any time the same is to be determined, the sum of Total Funded Debt plus Net Worth.

     "Total Consideration" means the total amount (but without duplication) of
(a) cash paid in connection with any Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, plus (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time (discounted at the Domestic Rate), but only to the extent not included in clause
(a), (b), or (c) above, plus (e) the amount of indebtedness assumed in connection with such Acquisition.

     "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Company and its Restricted Subsidiaries at such time, including all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any of its Restricted Subsidiaries or which the Company or any of its Restricted Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Restricted Subsidiaries has otherwise assured a creditor against loss.

     "Total Senior Funded Debt" means, at any time the same is to be determined, Total Funded Debt at such time minus the principal balance of Subordinated Debt then outstanding.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

     "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more wholly-owned subsidiaries of the Company within the meaning of this definition.

     Section 9.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. For purposes of determining the "Applicable Margin" and for purposes of computing the covenants set forth in
Section 7.7, 7.8, 7.9, 7.10, 7.11, 7.15(g), and 7.18(z) of this Agreement, the assets (e.g., amounts due from and investments in affiliates), equity and earnings attributable to Persons (other than Restricted Subsidiaries and Permitted Affiliates) in which the Company has an ownership interest therein shall be excluded in making such determinations and computations, except to the extent any such earnings are actually received by the Company or a Restricted Subsidiary in the form of a cash dividend or other cash distribution.

SECTION 10.    THE AGENT.

     Section 10.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Company or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein. The Agent may resign at any time by sending 20 days prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent after consultation with the Company (and, so long as no Default or Event of Default exists, the Company's prior written consent) which shall succeed to all the rights, powers and duties of the Agent hereunder and under the other Loan Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Company shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

     Section 10.2. Rights as a Lender. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it was not the Agent. The terms "Lender" and "Lenders" as used herein and in all other Loan Documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as Lender.

     Section 10.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of the Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of the Collateral. The Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Company with respect thereto. Neither the Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall not incur any liability to the Lenders under or in respect of this Agreement or any other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through representatives, employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such representatives, employees, agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder, and shall incur no liability to the Lenders and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accordance with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of its Liens on the Collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but, unless and until the Required Lenders have given such direction, the Agent shall take or refrain from taking such actions as the Agent determines are appropriate and in the best interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company and the Agent shall have no liability to any Lender with respect thereto.

     Section 10.4. Costs and Expenses. Each Lender agrees to reimburse the Agent for all costs and expenses (including, without limitation, reasonable attorneys' fees) suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Company after making request of the Company for payment thereof, or out of the Collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with their Percentages. If any Lender fails to reimburse the Agent for its share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

     Section 10.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents, representatives or attorneys-in-fact (including as such any security trustee therefor), harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent it is promptly reimbursed for the same by the Company or out of the Collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

SECTION 11.    MISCELLANEOUS.

     Section 11.1.  Withholding Taxes.

       (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Company under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Company is domiciled, any jurisdiction from which the Company makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest the Company shall reimburse the Agent or that Lender for that payment on demand in the currency in which such payment was made. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

       (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and 30 days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations.

       (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and the Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 11.2. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 11.3. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent or any Lender in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Agent and the Lenders are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.4. Waivers, Modifications and Amendments. Any provision hereof or of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Company and the Required Lenders; provided, however, that without the written consent of each Lender no such amendment, modification or waiver shall increase the amount or extend the terms of such Lender's Commitments or reduce the amount of any principal of or interest rate applicable to, or extend the maturity of, any Obligation owed to it or reduce the amount of fees or other amounts to which it is entitled hereunder or release any guaranty of any Obligations or release all or any substantial (in value) part of the collateral security afforded by the Loan Documents (except in connection with a sale or other disposition permitted to be effected by the provisions hereof or of the Loan Documents) or change this
Section 11.4 or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under the other Loan Documents. No amendment, modification or waiver of the Agents' protective provisions shall be effective without the prior written consent of the Agent.

     Section 11.5. Costs and Expenses. (a) The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and in connection with any one or more assignments of the Obligations and Commitments (as set forth in Section 11.18 hereof) and in connection with any consents hereunder or thereunder and any waivers or amendments hereto or thereto, including the reasonable fees and expenses of counsel for the Agent with respect to all of the foregoing, and all recording, filing, title insurance or other fees, costs and taxes incident to perfecting a Lien upon the collateral security for the Obligations, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Agent, the Lenders or any other holders of the Obligations in connection with a default or the enforcement of the Loan Documents, and all reasonable costs, fees and taxes of the types enumerated above incurred in supplementing (and recording or filing supplements to) the Loan Documents in connection with assignments contemplated by Section 11.18 hereof if counsel to the Agent believes such supplements to be appropriate or desirable. The Company agrees to indemnify and save the Lenders, the Agent and any security trustee for the Agent or the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent, any security trustee or any Lender by any Person which arises out of the transactions contemplated or financed by any of the Loan Documents or out of any action or inaction by the Agent, any security trustee or any Lender thereunder, including without limitation those caused by the negligence of any party but except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified and except for costs or liabilities incurred in suits which are exclusively among the Lenders or the Lenders and the Agent. The provisions of this Section 11.5 and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

     (b) The Company unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, the Agent and the Lenders for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Company or any Subsidiary or otherwise occurring on or with respect to its property (whether owned or leased), (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by the Company or any Subsidiary or otherwise occurring on or with respect to its property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with the Company or any Subsidiary or otherwise occurring on or with respect to its property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Company or any Subsidiary made herein or in any promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of, or material breach of the Loan Documents by, the party claiming indemnification. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Company and shall inure to the benefit of Agent and the Lenders and their directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

     Section 11.6. Documentary Taxes. The Company agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit to it is then in use or available.

     Section 11.7. Survival of Representations. All representations and warranties made herein and in the other Loan Documents and in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 11.8. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

     Section 11.9. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Company, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Company given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Company shall be addressed to:

                                 Everest Healthcare Services Corporation
                                 101 North Scoville Avenue
                                 Oak Park, Illinois  60302
                                 Attention:  Mr. John B. Bourke
                                 Telephone: (708) 386-9076
                                 Telecopy:  (708) 386-1711

     with a copy of any notice
     of default also sent to:    Katten, Muchin & Zavis
                                 525 West Monroe Street, Suite 1600
                                 Chicago, Illinois  60661
                                 Attention:  Ms. Susan B. Schneider
                                 Telephone:  (312) 902-5624
                                 Telecopy:  (312) 902-1061

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

     Section 11.10. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

     Section 11.11. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

     Section 11.12. Severability of Provisions. Any provision of this Agreement which is unenforceable or prohibited in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability or prohibition without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

     Section 11.13. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 11.14. Binding Nature and Governing Law. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and permitted assigns, including any subsequent holder of an interest of the Obligations. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with, and shall be governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law. The Company may not assign its rights hereunder without the written consent of the Agent and the Lenders.

     Section 11.15. Entire Understanding. This Agreement, together with the other Loan Documents, constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 11.16. Extension of the Revolving Credit Commitments. The Company shall have the option to request a maximum of two one-year extensions to the Termination Date pursuant to this Section. No less than 120 days prior to, but no more than 150 days prior to, May 15, 1999 (and, if the Termination Date has been extended pursuant to this Section, May 15, 2000), the Company may advise the Agent in writing of the Company's desire to extend the Termination Date for an additional 12 months and the Agent shall promptly notify the Lenders of each such request, provided that the Termination Date shall in no event be extended pursuant to this Section beyond May 15, 2003. If the Company makes any such request, each Lender agrees to notify the Company and the Agent within 60 days of such request stating whether such Lender is declining or consenting to any such request, or consenting to such request subject to specified terms and conditions. In the event that a Lender fails to so notify the Agent and the Company during such period, such Lender shall be deemed to have refused the requested extension. In the event that each Lender is agreeable to such extension (it being understood that the Lenders may accept or decline such a request in their sole discretion and on such terms as they may elect), the Company and the Lenders shall enter into such documents as the Agent may reasonably deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Agent in connection therewith (including reasonable attorneys' fees) shall be paid by the Company. In the event any Lender declines a request to extend the Termination Date as provided above, the Company shall have the option to require, at the Company's expense, such Lender to assign, at par plus accrued interest and fees, without recourse all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes and its interest in the Letters of Credit) to another Lender or to another bank, financial institution or other entity specified by the Company willing to provide such financing, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Company shall have received the written consent of the Agent to such assignment, which consent shall not be unreasonably withheld or delayed, (iii) the Company shall have paid to the assigning Lender all monies other than such principal, interest and fees accrued and owing hereunder to it, and (iv) the assignment is entered into in accordance with the requirements of Section 11.18 hereof.

     Section 11.17. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other bank or lending institution (a "Participant") provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of its rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders, and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

     Section 11.18. Assignment Agreements. Each Lender may, from time to time upon at least 5 Business Days' notice to the Agent and the Company, assign to other banks or lending institutions all or part of its rights and obligations under this Agreement (including, without limitation, the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its obligation to make loans and advances and participate in Letters of Credit hereunder) pursuant to an Assignment Agreement in the form attached hereto as Exhibit I (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitments, Loans, Notes and interests in Letters of Credit; (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments, Loans, Notes and interests in the Letters of Credit of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 and, unless the assigning Lender shall have assigned all of its Commitments, Loans, Notes and interests in Letters of Credit, the aggregate amount of Commitments, Loans, Notes, and interests in Letters of Credit retained by the assigning Lender shall in no event be less than $5,000,000; (iii) the Agent and the Company must each consent, which consent shall not be unreasonably withheld and shall be evidenced by execution of a counterpart of the relevant Assignment Agreement in the space provided thereon for such acceptance, to each such assignment to a party which was not an original signatory of this Agreement; and (iv) the assigning Lender must pay to the Agent a processing and recordation fee of $3,000 and any reasonable out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Company being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with Commitments in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Company shall execute and deliver Notes to the assignee Lender in the respective amounts of its Commitments and new Notes to the assigning Lender in the respective amounts of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and the other Loan Documents.

     Section 11.19. Confidentiality. Any information disclosed by the Company or any of its Subsidiaries to the Agent or any Lender which was designated proprietary or confidential at the time of its receipt by the Agent or such Lender, and which it is not otherwise in the public domain, shall not be disclosed by the Agent or such Lender to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Agent or any other Lender, (v) pursuant to any agreement heretofore or hereafter made between such Lender and the Company which permits such disclosure, (vi) in connection with the exercise of any remedy under the Loan Documents, or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Obligation or Commitment (it being understood that prior to any such disclosures contemplated by clauses (ii) and (iii) above, the Agent or such Lender shall, if practicable, give the Company prior written notice of such disclosure).

     Section 11.20. Reaffirmation of Collateral Documents. The Company has heretofore executed and delivered to the Agent an Amended and Restated Security Agreement dated as of May 15, 1997 and an Amended and Restated Pledge Agreement dated as of May 15, 1997 and certain other Collateral Documents for the benefit of the Agent and the Lenders. The Company hereby agrees that, notwithstanding the execution and delivery of this Agreement, all Collateral Documents heretofore executed and delivered to the Agent shall remain in full force and effect and shall secure all the Obligations of the Company hereunder and under the other Loan Documents and that all rights and remedies of the Agent and the Lenders thereunder, and all Obligations of the Company thereunder and all Liens created and provided for thereunder, shall be and remain in full force and effect and shall not be affected, impaired, or discharged hereby. The Company hereby acknowledges and agrees, and the Agent and the Lenders hereby acknowledge and agree, that the "Credit Agreement" and the "Notes" referred to in the Amended and Restated Security Agreement, Amended and Restated Pledge Agreement, and such other Collateral Documents shall from and after the date hereof be deemed a reference to this Agreement and the Notes issued hereunder.

     Section 11.21. Submission to Jurisdiction; Waiver of Jury Trial. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY, THE AGENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                          [SIGNATURE PAGES TO FOLLOW]

      Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

      Dated as of this 18th day of May, 1998.

                                   EVEREST HEALTHCARE SERVICES
                                    CORPORATION


                                   By   /s/   JOHN B. BOURKE
                                     -----------------------------------
                                        Name    John B. Bourke
                                        Title   Chief Financial Officer

     Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

     Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under the Agreement or the other Loan Documents or otherwise) in respect of the Obligations, in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.9 hereof, then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations owed to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.9 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest. In the event any amount paid to the Agent under the Applications shall ever be recovered from the Agent, each Lender shall reimburse the Agent for its pro rata share of the amount so recovered.

Amount and Percentage of Commitments:

Revolving Credit     Acquisition Financing     Harris Trust and Savings Bank
Commitment           Commitment
$10,500,000          $19,500,000

Supplemental                                   By: /s/ GLORIA COMPEAN-ENDICOTT
                                                   -----------------------------
Revolving Credit                               Name:   Gloria Compean-Endicott
Commitment                                     Title:  Vice President
$4,500,000

                                               Address:
                                               111 West Monroe Street, 4E
                                               P.O. Box 755
                                               Chicago, Illinois  60690
                                               Attention: Ms. Gloria Compean-
                                                          Endicott
                                               Telephone: (312) 461-2324
                                               Telecopy:  (312) 461-7365

Revolving Credit    Acquisition Financing      Comerica Bank
Commitment          Commitment
$5,600,000          $10,400,000

Supplemental                                   By: /s/ COLLEEN M. MURPHY
                                                   -----------------------------
Revolving Credit                               Name:   Colleen M. Murphy
Commitment                                     Title:  Assistant Vice President
$2,400,000

                                               Address:

                                               Comerica Bank
                                               Two Mid American Plaza, Suite 616
                                               Oakbrook Terrace, Illinois  60181
                                               Attention: Colleen Murphy
                                               Telephone: (630) 645-7376
                                               Telecopy:  (630) 575-2164

Revolving Credit       Acquisition Financing   Firstar Bank Illinois
Commitment             Commitment
$4,025,000             $7,475,000

Supplemental                                   By: /s/ MICHAEL CONWAY
                                                   -----------------------------
Revolving Credit                               Name:   Michael Conway
Commitment                                     Title:  Vice President
$1,725,000

                                               Address:

                                               9575 West Higgins Road
                                               Rosemont, Illinois  60018
                                               Attention: Victor Narusis
                                               Telephone: (847) 318-6330
                                               Telecopy:  (847) 696-9437

Revolving Credit   Acquisition Financing   Mercantile Bank National Association

Commitment         Commitment
$4,025,000         $7,475,000

Supplemental                               By:  /s/ MARY ANN LEMONDS
                                                --------------------------------
Revolving Credit                           Name:    Mary Ann Lemonds
Commitment                                 Title:   Vice President
$1,725,000
                                           Address:

                                           721 Locust
                                           St. Louis, Missouri  63101
                                           Attention: Mary Ann Lemonds
                                           Telephone: (314) 425-8178
                                           Telecopy:  (314) 418-8394

Revolving Credit    Acquisition Financing  Bank of America National Trust and

Commitment          Commitment             Savings Association
$3,850,000          $7,150,000
Supplemental                               By: /s/ SARAH A. RUSHER
                                               --------------------------------
Revolving Credit                           Name:   Sarah A. Rusher
Commitment                                 Title:  Vice President
$1,650,000

                                           Address:

                                           231 S. LaSalle Street
                                           Chicago, Illinois  60697
                                           Attention: Sarah A. Rusher
                                           Telephone: (312) 828-1005
                                           Telecopy:  (312) 765-2193

Revolving Credit    Acquisition Financing    Key Corporate Capital Inc.
Commitment          Commitment
$3,500,000          $6,500,000

Supplemental                                 By:  /s/ LAURIE MULLER-GIRARD
                                                  ------------------------------
Revolving Credit                             Name:    Laurie Muller-Girard
Commitment                                   Title:   Vice President
$1,500,000

                                             Address:

                                             Mailcode:  OH-01-27-0605
                                             127 Public Square
                                             Cleveland, Ohio  44114
                                             Attention: Laurie Muller-Girard
                                             Telephone: (216) 689-3599
                                             Telecopy:  (216) 689-5970

Revolving Credit    Acquisition Financing    M&I Marshall & Ilsley Bank
Commitment          Commitment
$3,500,000          $6,500,000

Supplemental                                 By: /s/ STEPHEN F. GEIMER
                                                 -------------------------------
Revolving Credit                             Name:   Stephen F. Geimer
Commitment                                   Title:  Vice President
$1,500,000

                                             Address:

                                             770 N. Water Street
                                             P.O. Box 2035
                                             Milwaukee, Wisconsin  53201
                                             Attention: Stephen F. Geimer
                                             Telephone: (414) 765-7677
                                             Telecopy:  (414) 765-7625

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

                                                               Chicago, Illinois

    $__________                                          _________________, 19__

     On the Termination Date, for value received, the undersigned, Everest Healthcare Services Corporation, a Delaware corporation (the "Company") hereby promises to pay to the order of _____________________________________________
(the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i)____________________________________
________________ Dollars ($_________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Loans owing from the Company to the Lender under the Credit Agreement hereinafter mentioned.

     This Note evidences Revolving Loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Second Amended and Restated Credit Agreement dated as of May 18, 1998, among the Company, Harris Trust and Savings Bank, individually and as Agent, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may from time to time be modified, amended or restated being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on each Revolving Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

     Each Revolving Loan made under the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, in the case of any LIBOR Portion, and the interest rates and Interest Periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note, the status of each loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rates and Interest Periods applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company hereby promises to pay all reasonable costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

                                             EVEREST HEALTHCARE SERVICES
                                               CORPORATION

                                             By _______________________________
                                               Name____________________________
                                               Title___________________________

                                   EXHIBIT B

                           NOTICE OF PAYMENT REQUEST

                                    [DATE]

[NAME OF LENDER]
[ADDRESS]

Attention:

     Reference is made to the Second Amended and Restated Credit Agreement, dated as of May __, 1998, among Everest Healthcare Services Corporation, the Lenders named therein, and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [THE COMPANY HAS FAILED TO PAY A REIMBURSEMENT OBLIGATION IN THE AMOUNT OF $__________. YOUR PERCENTAGE OF THE UNPAID REIMBURSEMENT OBLIGATION IS $___________] OR [HARRIS TRUST AND SAVINGS BANK HAS BEEN REQUIRED TO RETURN A PAYMENT BY THE COMPANY OF A REIMBURSEMENT OBLIGATION IN THE AMOUNT OF $__________. YOUR PERCENTAGE OF THE RETURNED REIMBURSEMENT OBLIGATIONS IS $____________].

                                       Very truly yours,

                                       HARRIS TRUST AND SAVINGS BANK, as Agent


                                       By_____________________________________
                                         Name_________________________________
                                         Title________________________________

                                   EXHIBIT C

                           ACQUISITION FINANCING NOTE

                                                               Chicago, Illinois

$_________                                              ___________________,19__

     On the Acquisition Financing Termination Date, for value received, the undersigned, Everest Healthcare Services Corporation, a Delaware corporation (the "Company"), hereby promises to pay to the order of ______________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) ______________________________
Dollars ($______________), or (ii) such lesser amount as may at the time of maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Acquisition Financing Loans owing from the Company to the Lender under the Credit Agreement hereinafter mentioned.

     This Note evidences Acquisition Financing Loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Second Amended and Restated Credit Agreement dated as of May 18, 1998, among the Company, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on each Acquisition Financing Loan evidenced hereby at the rates and at the times specified therefor in the Credit Agreement.

     Each Acquisition Financing Loan made under the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side of this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side of this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid balance of this Note and the status of each loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayment are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     The Company hereby promises to pay all reasonable costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflict of law.

                                         EVEREST HEALTHCARE SERVICES
                                           CORPORATION

                                         By___________________________________
                                           Name_______________________________
                                           Title______________________________

                                   EXHIBIT D

                                   TERM NOTE

                                                               Chicago, Illinois

$________                                              ___________________, 19__

     For Value Received, the undersigned, Everest Healthcare Services Corporation, a Delaware corporation (the "Company") hereby promises to pay to the order of _______________________________________________________ (the
"Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of __________________________________________
Dollars ($_________), in twenty (20) consecutive principal installments commencing on ____________, 199___ and continuing on the ____ day of each ____________, ___________, _____________ and ________ occurring thereafter to and including ____________, _____________, with the first nineteen principal installments each to be in an amount equal to 1/28th of the original principal amount of this Note, with the final installment in the amount of all principal not sooner paid due on _______________, __________, of the final maturity hereof.

     This Note evidence a Term Loan constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Second Amended and Restated Credit Agreement dated as of May 18, 1998, among the Company, Harris Trust and Savings Bank, individually and as Agent, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may from time to time be modified, amended or restated being referred to herein as the "Credit Agreement") made to the Company by the Lender under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on the Term Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

     The Term Loan made under the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, in the case of any LIBOR Portion, and the interest rates and Interest Periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note, the status of such loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rates and Interest Periods applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company hereby promises to pay all reasonable costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

                                               EVEREST HEALTHCARE SERVICES
                                                 CORPORATION

                                               By______________________________
                                                 Name__________________________
                                                 Title_________________________

                                   EXHIBIT E

                      SUPPLEMENTAL REVOLVING CREDIT NOTE

                                                               Chicago, Illinois

$________                                             ___________________, 19__

     On the Supplemental Revolving Credit Termination Date, for value received, the undersigned, Everest Healthcare Services Corporation, a Delaware corporation (the "Company") hereby promises to pay to the order of _______________________ _____________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i)________________ ____________________________________ Dollars ($_________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Supplemental Revolving Loans owing from the Company to the Lender under the Credit Agreement hereinafter mentioned.

     This Note evidences Supplemental Revolving Loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Second Amended and Restated Credit Agreement dated as of May 18, 1998, among the Company, Harris Trust and Savings Bank, individually and as Agent, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may from time to time be modified, amended or restated being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on each Supplemental Revolving Loan evidenced hereby at the rates and times specified therefor in the Credit Agreement.

     Each Supplemental Revolving Loan made under the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, in the case of any LIBOR Portion, and the interest rates and Interest Periods applicable thereto shall be endorsed by the holder hereof on the reverse side of this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on the reverse side hereof prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on the reverse side hereof or recorded on the books and records of the Lender shall be prima facie evidence of the unpaid balance of this Note, the status of each loan from time to time as part of a Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rates and Interest Periods applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company hereby promises to pay all reasonable costs and expenses (including reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of law.

                                          EVEREST HEALTHCARE SERVICES
                                            CORPORATION

                                          By___________________________________
                                            Name_______________________________
                                            Title______________________________

                                   EXHIBIT F

                          BORROWING BASE CERTIFICATE

To:  Harris Trust and Savings Bank, as Agent
     under, and the Lenders party to,the Credit
     Agreement described below.

     Pursuant to the terms of the Second Amended and Restated Credit Agreement dated as of May 18, 1998, among us (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.

     A.   ACCOUNTS IN BORROWING BASE

          1.   Gross Accounts                                   ______________

               Less

               (a)  Ineligible sales or services
                    (i.e., not within the U.S.)     ______________

               (b)  Owed by an account
                    debtor who is a Subsidiary
                    or an Affiliate                 ______________

               (c)  Owed by an account
                    debtor who is in an
                    insolvency or
                    reorganization proceeding       ______________

               (d)  Credits/allowances/
                    retainage                       ______________

               (e)  Unpaid more than 120
                    days                            ______________

               (f)  Otherwise ineligible            ______________

          2.   Total Deductions
               (sum of lines A1a - A1f)                         ______________

          3.   Eligible Accounts
               (line A1 minus line A2)                          ______________

          4.   Accounts in Borrowing Base
               (line A3 x .75)                                  ______________

     B.   Revolving Credit Advances

          1.   Revolving Credit Loans                           ______________

          2.   Letters of Credit                                ______________

          3.   Total Revolving Credit Outstanding
               (line B1 plus B2)                                ______________

     C.   Unused Availability
          (line A4 minus line B3)                               ______________

     Dated as of this ___________ day of __________________, 19____.

                                              EVEREST HEALTHCARE SERVICES
                                                CORPORATION

                                              By______________________________
                                              ___________________, ____________
                                              (Print or Type Name)    (Title)

                                   EXHIBIT G

                            COMPLIANCE CERTIFICATE


To:  Harris Trust and Savings Bank, as Agent
     under, and the Lenders party to, the Credit
     Agreement described below

     This Compliance Certificate is furnished to the Agent and the Lenders pursuant to that certain Second Amended and Restated Credit Agreement dated as of May 18, 1998, by and among Everest Healthcare Services Corporation (the "Company") and you (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected _________________________________ of the
Company;

     2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

     4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the date and for the periods covered thereby; and

     5. The Schedule I hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.

                                      Everest Healthcare Services
                                       Corporation



                                      By_______________________________________
                                      _______________________, ________________
                                        (Print or Type Name)        (Title)

                                  SCHEDULE I

                           TO COMPLIANCE CERTIFICATE

                            COMPLIANCE CALCULATIONS
         FOR MAY 18, 1998 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                   CALCULATIONS AS OF _____________, 199____

================================================================================


     A.   CURRENT RATIO (SECTION 7.7)

          1.   Consolidated current assets                          $___________

          2.   Consolidated current liabilities                     $___________

          3.   Ratio of line A1 to A2                                 _____: 1.0

          4.    Line A3 ratio must not be less than                     1.0: 1.0

          5.    The Company is in compliance (circle yes or no)           yes/no

     B.   TOTAL SENIOR FUNDED DEBT TO TOTAL CAPITALIZATION (SECTION 7.8)

          1.    Total Funded Debt                                   $___________

          2.    Principal owing on Subordinated Debt                 ___________

          3.    Line B1 minus B2 ("Total Senior Funded Debt")        ___________

          4.    Net Worth                                            ___________

          5.    Sum of Line B1 and B4 ("Total Capitalization")       ___________

          6.    Ratio of Line B3 to B5                                 ____: 1.0

          7.    Line B6 ratio not to exceed                            ____: 1.0

          8.   The Company is in compliance (circle yes or no)            yes/no

     C.   TOTAL SENIOR FUNDED DEBT TO ADJUSTED EBITDA (SECTION 7.9)

          1.   Total Funded Debt                                    $___________

          2.   Principal owing on Subordinated Debt                  ___________

         3.    Line C1 minus C2 ("Total Senior Funded Debt")         ___________

         4.    Net Income for past 4 quarters                        ___________

         5.    Interest Expense for past 4 quarters (relating
               to operations owned for 4 quarters then ended)        ___________

         6.    Income Taxes for past 4 quarters (relating to
               operations owned for 4 quarters then ended)           ___________

         7.    Depreciation and Amortization Expense for past
               4 quarters (relating to operations owned for
               4 quarters then ended)                                ___________

         8.    Non-recurring acquisition expenses (relating to
               operations owned for 4 quarters then ended)           ___________

         9.    Sum of Lines C4, C5, C6, C7 and C8                    ___________

         10.   Net Income arising out of Acquired Business
               for past 4 quarters (for Acquired Business owned for
               less than 1 quarter)                                  ___________

         11.   Interest Expense arising out of Acquired Business
               for past 4 quarters (for Acquired Business owned
               for less than 1 quarter)                              ___________

         12.   Income Taxes arising out of Acquired Business
               for past 4 quarters (for Acquired Business owned
               for less than 1 quarter)                              ___________

         13.   Depreciation and Amortization Expense arising
               out of Acquired Business for past 4 quarters (for
               Acquired Business owned for less than 1 quarter)      ___________

         14.   Non-recurring expenses and revenue arising out
               of Acquired Business for past 4 quarters (for
               Acquired Business owned for less than 1 quarter)      ___________

         15.   Sum of Lines C10, C11, C12, C13 and C14
               ("Acquisition EBITDA")                                ___________

         16.   Net Income arising out of Acquired Business since
               Acquisition (for Acquired Business owned more
               than 1 quarter but less than 4 quarters)              ___________

         17.  Interest Expense arising out of Acquired Business
              since Acquisition (for Acquired Business owned
              more than 1 quarter but less than 4 quarters)          ___________

         18.  Income Taxes arising out of Acquired Business
              since Acquisition (for Acquired Business owned
              more than 1 quarter but less than 4 quarters)          ___________

         19.  Depreciation and Amortization Expense arising
              out of Acquired Business since Acquisition (for
              Acquired Business owned more than 1 quarter but
              less than 4 quarters)                                  ___________

         20.  Non-recurring expenses and revenue arising out
              of Acquired Business since Acquisition (for
              Acquired Business owned more than 1 quarter but
              less than 4 quarters)                                  ___________

         21.  Sum of Lines C16, C17, C18, C19 and C20                ___________

         22.  365 divided by number of days since Acquisition        ___________

         23.  Line 21 multiplied by Line 22                          ___________

         24.  Sum of Lines 9, 15, 23 ("Adjusted EBITDA")             ___________

         25.  Ratio of Line C3 to C24                                  ____: 1.0

         26.  Line C25 ratio must not exceed                           ____: 1.0

         27.  The Company is in compliance (circle yes or no)             yes/no

    D.   NET WORTH (SECTION 7.10)

         1.   Net Worth                                             $___________

         2.   Line D1 shall not be less than                        $___________

         3.   The Company is in compliance (circle yes or no)             yes/no

    E.   FIXED CHARGE COVERAGE RATIO (SECTION 7.11)

         1.   EBITDA (Line C9 above) for past 4 quarters            $___________

         2.   Principal payments on Indebtedness for Borrowed
              Money for past 4 quarters                             $___________

         3.   Interest Expense for past 4 quarters                  $___________

         4.   Sum of Line E2 and E3 ("Fixed Charges")               $___________

         5.   Ratio of Line E1 to Line E4                              ____: 1.0

         6.   Line E5 ratio must not be less than                      ____: 1.0

         7.   The Company is in compliance (circle yes or no)             yes/no

    F.   PATIENT TREATMENTS (SECTION 7.12)

         1.   Active patients as of last day of measurement
              period                                                 ___________

         2.   Line F1 must not be less than                          ___________

         3.   The Company is in compliance (circle yes or no)             yes/no

                                   EXHIBIT H

                              OPINION OF COUNSEL

              [LETTERHEAD OF KATTEN MUCHIN & ZAVIS APPEARS HERE]


                                 May 18, 1998


Harris Trust and Savings Bank, as
 Agent, and the Lenders who are
 or become a party to the Second
 Amended and Restated Credit
 Agreement referred to below


Ladies and Gentlemen:

     We have acted as counsel to EVEREST HEALTHCARE SERVICES CORPORATION, a Delaware corporation (the "Company"), in connection with that certain Second Amended and Restated Credit Agreement dated as of MAY 18, 1998 (the "Credit Agreement") by and among the Company, Harris Trust and Savings Bank, individually and as agent (in such capacity, the "Agent"), and the Lenders named therein. Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

     We also have acted as counsel to the following subsidiaries of the Company in connection with their incurrence of certain obligations arising under or in connection with the Loan Documents (as defined below):

1. Amarillo Acute Dialysis Specialists, L.L.C., a Texas limited liability company ("AMARILLO ACUTE");

2.   Con-Med Supply Company, Inc., an Illinois corporation ("CON-MED");

3.   Continental Health Care, Ltd., an Illinois corporation ("CONTINENTAL");

4.   Dialysis Services of Cincinnati, Inc., an Ohio corporation ("CINCINNATI");

5. Dialysis Specialists of Corpus Christi, L.L.C., a Texas limited liability company ("CORPUS CHRISTI");

6. Dialysis Specialists of South Texas, L.L.C., a Texas limited liability company ("DSST");

7.   DuPage Dialysis, Ltd., an Illinois corporation ("DUPAGE");

8.   Everest Management, Inc., a Delaware corporation ("EVEREST MANAGEMENT");

9.   Hemo Dialysis of Amarillo, L.L.C., a Texas limited liability company
     ("HEMO");

10.  Home Dialysis of America, Inc., an Arizona corporation ("HDA");

11.  Home Dialysis of Dayton, Inc., an Ohio corporation ("HDD");

12.  Home Dialysis of Eastgate, Inc., an Ohio corporation ("HDE");

13.  Home Dialysis of Mount Auburn, Inc., an Ohio corporation ("HDM");

              [LETTERHEAD OF KATTEN MUCHIN & ZAVIS APPEARS HERE]

Harris Trust and Savings Bank
Re:  KMZ Opinion Letter/Everest
May 18, 1998
Page 2

14.  Lake Avenue Dialysis Center, Inc., an Indiana corporation ("LAKE AVENUE");

15.  Mercy Dialysis Center, Inc., a Wisconsin corporation ("MERCY");

16. New York Dialysis Management, Inc., a New York corporation ("NEW YORK DIALYSIS");

17.  North Buckner Dialysis Center, Inc., a Delaware corporation (NORTH
     BUCKNER");

18.  Northwest Indiana Dialysis, Inc., an Indiana corporation ("NORTHWEST");

19.  Ohio Valley Dialysis Center, Inc., an Indiana corporation ("OHIO VALLEY");

20. Perfusion Resource Association, L.L.C., a Delaware limited liability company ("PRA");

21. Saint Margaret Mercy Dialysis Centers, L.L.C., an Illinois limited liability company ("Saint Margaret");

22. The Extracorporeal Alliance, L.L.C., a Delaware limited liability company ("ALLIANCE");

23. Tri-State Perfusion, L.L.C. a Delaware limited liability company ("TRI-STATE"); and

24.  WSKC Dialysis Services, Inc., an Illinois corporation ("WSKC");

(Alliance, Amarillo Acute, Cincinnati, Con-Med, Continental, Corpus Christi, DSST, DuPage, Everest Management, HDA, HDD, HDE, HDM, Hemo, Lake Avenue, Mercy, New York Dialysis, North Buckner, Northwest, Ohio Valley, PRA, Saint Margaret, Tri-State and WSKC hereinafter are referred to individually as a "Subsidiary Guarantor" and collectively as the "Subsidiary Guarantors"). This opinion is delivered to you at the request of our clients pursuant to Section 6.2 of the Credit Agreement.

     In rendering the opinion set forth herein, we have examined:

     (i)   the Credit Agreement;

     (ii)  the Consent and Reaffirmation of Guaranty and Security Documents;

     (iii) the Notes; and

     (iv) the Amended and Restated Mortgage and Security Agreement with Assignment of Rents (Florida).

(the documents described in clauses (i) through (iv) preceding hereinafter are referred to collectively as the "Loan Documents").

     We also have examined and are familiar with:

              [LETTERHEAD OF KATTEN MUCHIN & ZAVIS APPEARS HERE]

Harris Trust and Savings Bank
Re: KMZ Opinion Letter/Everest
May 18, 1998
Page 3


     (i) a copy of the Articles or Certificate of Incorporation and bylaws of each of the Company, Cincinnati, Con-Med, Continental, DuPage, Everest Management, HDA, HDD, HDE, HDM, Lake Avenue, Mercy, New York Dialysis, North Buckner, Northwest, Ohio Valley and WSKC (hereinafter referred to individually as a "Corporate Obligor," and collectively as the "Corporate Obligors"), and a copy of the Articles of Organization or Certificate of Formation and the Operating Agreement, or its functional equivalent, of Alliance, Amarillo Acute, Corpus Christi, DSST, Hemo, PRA, Saint Margaret and Tri-State (hereinafter referred to individually as an "LLC Obligor" and collectively as the "LLC Obligors");

     (ii) the Certificates of Good Standing for the Company and each of the Subsidiary Guarantors (hereinafter individually as a "Transaction Party" and collectively as the "Transaction Parties"); and

     (iii) a copy, certified by an appropriate officer of the Company and each Corporate Obligor, of certain resolutions adopted by the board of directors of the Company and each such Corporate Obligor.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures (other than those on behalf of any Transaction Party), the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     We have assumed further that:

     (i) all natural persons involved in the transaction contemplated by the Loan Documents (the "Transactions") have sufficient legal capacity to enter into and perform their respective obligations under the Loan Documents and to carry out their roles in the Transactions;

     (ii) each party to any Loan Document, other than any Transaction Party (collectively, the "Other Parties"), has satisfied all legal requirements that are applicable to it to the extent necessary to make such Loan Document enforceable against it;

     (iii) each of the Other Parties has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce any Loan Document to which it is a party against any Transaction Party which is a party thereto;

     (iv) the conduct of the parties to any Loan Document complies with any requirement of good faith, fair dealing and conscionability;

     (v) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and

     (vi) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies applicable to this opinion generally are available to lawyers practicing in Illinois and are in a format that makes legal research reasonably feasible.

              [LETTERHEAD OF KATTEN MUCHIN & ZAVIS APPEARS HERE]

Harris Trust and Savings Bank
Re:  KMZ Opinion Letter/Everest
May 18, 1998
Page 4

     In rendering this opinion, as to questions of fact material to this opinion, we have relied, to the extent we have deemed such reliance appropriate, without investigation, upon certificates and other communications from public officials, upon a certificate (the "Officer's Certificate") of an officer of each of the Transaction Parties attached hereto as Exhibit A, and upon representations of the Transaction Parties set forth in the Loan Documents.

     Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the current actual knowledge of the attorneys in this firm who are representing the Transaction Parties in connection with the execution and delivery of the Loan Documents, and we have conducted no special investigation of factual matters in connection with this opinion.

     The opinion set forth below is subject to the following qualifications:

     (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally; and

     (ii) the effects of general principles of equity, whether applied by a court of law or equity, with respect to the performance and enforcement of the Loan Documents.

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

     1. Each of the Corporate Obligors is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to carry on its business as now conducted.

     2. Each of the LLC Obligors is a limited liability company duly organized and validly existing and in good standing under the laws of the state of its organization and has the requisite power and authority to carry on its business as now conducted.

     3. Each Transaction Party has all requisite power and authority to enter into, deliver and perform its obligations under the Loan Documents to which such Person is a party.

     4. The execution, delivery and performance by each Transaction Party of each Loan Document to which such Person is a party have been duly authorized by all requisite action and such Loan Documents have been duly executed and delivered by each Transaction Party which is a party thereto.

     5. Each Loan Document to which any Transaction Party is a party constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.

     6. Except for those already obtained, no order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Loan Documents to which any Transaction Party is a party or the observance and performance by such Person of any of the terms thereof.

              [LETTERHEAD OF KATTEN MUCHIN & ZAVIS APPEARS HERE]

Harris Trust and Savings Bank
Re: KMZ Opinion Letter/Everest
May 18, 1998
Page 5

     7. The execution and delivery by each Transaction Party of each Loan Document to which such Person is a party and the performance by such Person of such Person's obligations thereunder do not: (i) violate the Articles or Certificate of Incorporation and bylaws of such Person or the Certificate of Formation or operating agreement of such Person, as appropriate, or (ii) result in a breach of any of the terms or conditions of any laws or regulations applicable to such Person; provided, however, that we express no opinion to the extent any such performance requires any reassignment of any Medicare or medicaid receivables.

     The opinions expressed above are limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the United States of America, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level) brought to our attention. This opinion is solely for the information of the addressees hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person or entity without our prior written consent. No one other than the addressees hereof is entitled to rely upon this opinion. This opinion is rendered solely for the purposes stated herein and should not be relied upon for any other purpose. This opinion is limited to the matters set forth herein and no opinion is intended to be implied or may be inferred beyond those expressly stated herein. This opinion is given as of the date hereof and we assume no obligation to advise you of changes which hereafter may be brought to our attention.

                                        Respectfully Submitted,


                                        KATTEN MUCHIN & ZAVIS

                                        /s/ Katten Muchin & Zavis

                             OFFICER'S CERTIFICATE
                             ---------------------


     THE UNDERSIGNED hereby delivers this Officer's Certificate to Katten Muchin & Zavis for its use in connection with the delivery of its letter of opinion of even date herewith (the "KMZ Opinion"), delivered pursuant to that certain Second Amended and Restated Credit Agreement dated as of May 18, 1998 (the "Credit Agreement") by and among the Company (all capitalized terms not otherwise defined herein shall have the meanings given to such terms in the KMZ Opinion), the Lenders and the Agent. The undersigned hereby certifies to Katten Muchin & Zavis as follows:


1. The undersigned is an officer of each Transaction Party and is familiar with the matters set forth herein with respect to each Transaction Party.

2. The correct legal name, together with the state of incorporation or organization, as applicable, of each Transaction Party, is set forth on
     Schedule 1 hereto.
     ----------

3.   Schedule 2 hereto lists all Persons in which any Transaction Party has an
     ----------
     ownership interest of 51% or greater.

                                        By: /s/ John B. Bourke
                                            ---------------------------------
                                            John B. Bourke, an authorized
                                            officer of each Transaction Party

                                   EXHIBIT A
                                   ---------

                                  SCHEDULE 1
                                  ----------

================================================================================
                   TRANSACTION                             STATE OF
                      PARTY                              ORGANIZATION
--------------------------------------------------------------------------------
Amarillo Acute Dialysis Specialists, L.L.C.                  Texas
--------------------------------------------------------------------------------
Con-Med Supply Company, Inc.                                 Illinois
--------------------------------------------------------------------------------
Continental Health Care, Ltd.                                Illinois
--------------------------------------------------------------------------------
Dialysis Services of Cincinnati, Inc.                        Ohio
--------------------------------------------------------------------------------
Dialysis Specialists of Corpus Christi, L.L.C.               Texas
--------------------------------------------------------------------------------
Dialysis Specialists of South Texas, L.L.C.                  Texas
--------------------------------------------------------------------------------
DuPage Dialysis, Ltd.                                        Illinois
--------------------------------------------------------------------------------
Everest Healthcare Services Corporation                      Delaware
--------------------------------------------------------------------------------
Everest Management, Inc.                                     Delaware
--------------------------------------------------------------------------------
Hemo Dialysis of Amarillo, L.L.C.                            Texas
--------------------------------------------------------------------------------
Home Dialysis of America, Inc.                               Arizona
--------------------------------------------------------------------------------
Home Dialysis of Dayton, Inc.                                Ohio
--------------------------------------------------------------------------------
Home Dialysis of Eastgate, Inc.                              Ohio
--------------------------------------------------------------------------------
Home Dialysis of Mount Auburn, Inc.                          Ohio
--------------------------------------------------------------------------------
Lake Avenue Dialysis Center, Inc.                            Indiana
--------------------------------------------------------------------------------
Mercy Dialysis Center, Inc.                                  Wisconsin
--------------------------------------------------------------------------------
New York Dialysis Management, Inc.                           New York
--------------------------------------------------------------------------------
North Buckner Dialysis Center, Inc.                          Delaware
--------------------------------------------------------------------------------
Northwest Indiana Dialysis, Inc.                             Indiana
--------------------------------------------------------------------------------
Ohio Valley Dialysis Center, Inc.                            Indiana
--------------------------------------------------------------------------------
Perfusion Resource Association, L.L.C.                       Delaware
--------------------------------------------------------------------------------
Saint Margaret Mercy Dialysis Centers, L.L.C.                Delaware
--------------------------------------------------------------------------------
The Extracorporeal Alliance, L.L.C.                          Delaware
--------------------------------------------------------------------------------
Tri-State Perfusion, L.L.C.                                  Delaware
--------------------------------------------------------------------------------
WSKC Dialysis Services, Inc.                                Illinois
================================================================================

                                   EXHIBIT A
                                   ---------

                                  SCHEDULE 2
                                  ----------

                                                                                     Percentage of
                                                                                Ownership Interest in
     Transaction Party                            Subsidiary                          Subsidiary
---------------------------------------------------------------------------------------------------------
                                        Continental Health Care, Ltd.                    100%

                                        DuPage Dialysis, Inc.                            100%

                                        Everest Management, Inc.                         100%

                                        Home Dialysis of America, Inc.                   100%

                                        Lake Avenue Dialysis Center, Inc.                100%

                                        Mercy Dialysis Center, Inc.                      100%

Everest Healthcare Services
Corporation                             New York Dialysis Management, Inc.               100%

                                        North Buckner Dialysis Center, Inc.              100%

                                        Northwest Indiana Dialysis, Inc.                 100%

                                        Ohio Valley Dialysis Center, Inc.                100%

                                        Saint Margaret Mercy Dialysis Centers, Inc.       80%

                                        The Extracorporeal Alliance, L.L.C.               80%

                                        WSKC Dialysis Services, Inc.                     100%

---------------------------------------------------------------------------------------------------------
                                        Amarillo Acute Dialysis Specialists, L.L.C.      100%

                                        Dialysis Services of Cincinnati, Inc.             65%

                                        Dialysis Specialists of Corpus Christi, L.L.C.   100%

                                        Dialysis Specialists of South Texas, L.L.C.      100%

Home Dialysis of America, Inc.          Hemo Dialysis of Amarillo, L.L.C.                100%

                                        Home Dialysis of Dayton, Inc.                    100%

                                        Home Dialysis of Eastgate, Inc.                 60.9%

                                        Home Dialysis of Mount Auburn, Inc.             80.5%
---------------------------------------------------------------------------------------------------------
Continental Health Care, Ltd.           Con-Med Supply Company, Inc.                     100%
---------------------------------------------------------------------------------------------------------
                                        Perfusion Resource Association, L.L.C.            70%

The Extracorporeal Alliance, L.L.C.     Tri-State Perfusion, L.L.C.                       51%
=========================================================================================================

                                   EXHIBIT I

                           ASSIGNMENT AND ACCEPTANCE

                         Dated _____________, 19_____

     Reference is made to the Second Amended and Restated Credit Agreement dated as of May 18, 1998 (the "Credit Agreement") among Everest Healthcare Services Corporation, a Delaware corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and Harris Trust and Savings Bank, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________ (the "Assignor") and
_________________________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations, if any.

     2.   The Assignor (i) represents and warrants that as of the date hereof
(A) its Revolving Credit Commitment is $____________, its Acquisition Financing Commitment is $____________, and its Supplemental Revolving Credit Commitment is $____________, (B) the aggregate outstanding principal amount of Loans made by it under the Credit Agreement that have not been repaid is $____________ ($____________ Revolving Loans, $___________ Term Loan, $_____________
Acquisition Financing Loans, and $______________ Supplemental Revolving Loans) and a description of the interest rates and interest periods for such Loans is attached as Schedule I hereto, and (C) the aggregate principal amount of Assignor's outstanding L/C Obligations is $___________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to in Section 7.5(b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending offices (and address for notices) the offices set forth beneath its name on the signature pages hereof.

     4. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $________________./*/ It is understood that commitment and/or Letter of Credit fees accrued to the date hereof with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.


     5. The effective date for this Assignment and Acceptance shall be _____________, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Company for its acceptance on behalf of the Company and to the Agent for acceptance and recording by the Agent.

     6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     8. In accordance with Section 11.18 of the Credit Agreement, the Assignor and the Assignee request and direct that the Agent prepare and cause the Company to execute and deliver to the Assignee Notes payable to the Assignee in the amount of its Commitments and new Notes to the Assignor in the amount of its Commitments after giving effect to the assignment hereunder.

______________________
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                             [ASSIGNOR LENDER]


                                             By_________________________________
                                               Name_____________________________
                                               Title____________________________

                                             [ASSIGNEE LENDER]


                                             By_________________________________
                                               Name_____________________________
                                               Title____________________________

                                             Lending Office (and
                                               address for notices):

Accepted and consented this _____ day of ___________, 19__

Everest Healthcare Services Corporation

By ___________________________________
   Name_______________________________
   Title______________________________

Accepted and consented to by the Agent
this ______ day of ___________, 19__

Harris Trust and Savings Bank, as Agent

By ___________________________________
   Name_______________________________
   Title______________________________

                                  SCHEDULE I


PRINCIPAL       TYPE OF                           LAST DAY OF
 AMOUNT          LOAN      INTEREST RATE        INTEREST PERIOD

                                 SCHEDULE 4.1

                            RESTRICTED SUBSIDIARIES

                                                    JURISDICTION          PERCENTAGE
                      NAME                         OF ORGANIZATION        OWNERSHIP
WSKC Dialysis Services, Inc.                           Illinois            100%/1/

Ohio Valley Dialysis Center, Inc.                       Indiana            100%/1/

Northwest Indiana Dialysis, Inc.                        Indiana            100%/1/

New York Dialysis Management, Inc.                     New York            100%/1/

Mercy Dialysis Center, Inc.                            Wisconsin           100%/1/

DuPage Dialysis, Ltd.                                  Illinois            100%/1/

Lake Avenue Dialysis Center, Inc.                       Indiana            100%/1/

Home Dialysis of America, Inc.                          Arizona            100%/1/

Amarillo Acute Dialysis Specialists, L.L.C.              Texas             100%/2/

Dialysis Specialists of Corpus Christi, L.L.C.           Texas             100%/2/

Home Dialysis of Eastgate, Inc.                          Ohio               95%/2/

Dialysis Services of Cincinnati, Inc.                    Ohio               65%/2/

Saint Margaret Mercy Dialysis Centers, L.L.C.          Illinois             80%/1/

Everest Management, Inc.                               Delaware            100%/1/

The Extracorporeal Alliance, L.L.C.                    Delaware             80%/1/

Continental Health Care, Ltd.                          Illinois            100%/1/

_____________
/1/  owned by Everest Healthcare Services Corporation

/2/  owned by Home Dialysis of America.  Inc

                                                       JURISDICTION          PERCENTAGE
                         NAME                         OF ORGANIZATION        OWNERSHIP
   Con-Med Supply Company, Inc.                           Illinois            100%/3/

   North Buckner Dialysis Center, Inc.                    Delaware            100%/1/

   Home Dialysis of Mount Auburn, Inc.                      Ohio             80.5%/2/

   Dialysis Specialists of South Texas, L.L.C.              Texas             100%/4/

   Hemo Dislyais of Amarillo, L.L.C.                        Texas             100%/2/

   Tri-State Perfusion, L.L.C.                            Delaware             51%/5/

   Perfusion Resource Association, L.L.C.                 Delaware             70%/5/

   Home Dialysis of Dayton, Inc.                            Ohio              100%/2/

________________
/3/  owned by Continental Health Care, Ltd

/4/ owned 77.8% by Home Dialysis of America, Inc.; 22.2% by Everest Healthcare Services Corporation

/5/  owned by The Extracorporeal Alliance, L.L.C.

                                 SCHEDULE 5.2

                                 SUBSIDIARIES

                                                        JURISDICTION
                                                             OF           PERCENTAGE
               NAME                                     ORGANIZATION      OWNERSHIP
     WSKC Dialysis Services, Inc.                         Illinois          100%/1/

     Ohio Valley Dialysis Center, Inc.                     Indiana          100%/1/

     Northwest Indiana Dialysis, Inc.                      Indiana          100%/1/

     New York Dialysis Management, Inc.                   New York          100%/1/

     Mercy Dialysis Center, Inc.                          Wisconsin         100%/1/

     DuPage Dialysis, Ltd.                                Illinois          100%/1/

     Lake Avenue Dialysis Center, Inc.                     Indiana          100%/1/

     Home Dialysis of America, Inc.                        Arizona          100%/1/

     Amarillo Acute Dialysis Specialists, L.L.C.            Texas           100%/2/

     Dialysis Specialists of Corpus Christi, L.L.C.         Texas           100%/2/

     Home Dialysis of Eastgate, Inc.                        Ohio             95%/2/

     Dialysis Specialists of Marietta, Ltd.                 Ohio             51%/2/

     Dialysis Services of Cincinnati, Inc.                  Ohio             65%/2/

     Saint Margaret Mercy Dialysis Centers, L.L.C.        Illinois           80%/1/

     Everest Management, Inc.                             Delaware          100%/1/

________________
/1/  owned by everest Healthcare Services Corporation

/2/  owned by Home Dialysis of America, Inc.

                                                           JURISDICTION
                                                                OF           PERCENTAGE
                  NAME                                     ORGANIZATION      OWNERSHIP
   The Extracorporeal Alliance, L.L.C.                       Delaware         80%/1/

   Continental Health Care, Ltd.                             Illinois        100%/1/

   Con-Med Supply Company, Inc.                              Illinois        100%/3/

   North Buckner Dialysis Center, Inc.                       Delaware        100%/1/

   Home Dialysis of Mount Auburn, Inc.                         Ohio         80.5%/2/

   Dialysis Specialists of South Texas, L.L.C.                 Texas         100%/4/

   Hemo Dialysis of Amarillo, L.L.C.                           Texas         100%/2/

   Tri-State Perfusion, L.L.C.                               Delaware         51%/5/

   Perfusion Resource Association, L.L.C.                    Delaware        70.%/5/

   Home Dialysis of Dayton, Inc.                               Ohio          100%/2/

   Dialysis Specialists of Northeast Ohio, Ltd.                Ohio           51%/1/

_____________________
/3/  owned by Continental Health Care, Ltd.

/4/ owned 77.8% by Home Dialysis of America, Inc.; 22.2% by Everest Healthcare Services Corporation

/5/  owned by The Extracorporeal Alliance, L.L.C.

                                 SCHEDULE 5.12

                                  TAX MATTERS

AS OF MAY 18, 1998, EXTENSIONS WERE IN EFFECT FOR THE FOLLOWING TAX RETURNS OF EACH OF THE FOLLOWING ENTITLES:

====================================================================================================
   EVEREST HEALTHCARE SERVICES, INC.                 NEW YORK DIALYSIS MANAGEMENT, INC.
   ---------------------------------                 ----------------------------------
   FEDERAL INCOME TAX RETURN (CONSOLIDATED)          NEW YORK CORPORATE RETURN
   ILLINOIS INCOME TAX RETURN (CONSOLIDATED)         NEW YORK MTA SURCHARGE RETURN
   INDIANA INCOME TAX RETURN                         NEW YORK CITY GENERAL CORPORATE TAX
   LOUISIANA INCOME TAX RETURN
   NEBRASKA CORPORATE INCOME TAX RETURN
   OHIO FRANCHISE / INCOME TAX RETURN
                                                     MERCY DIALYSIS CENTER, INC.
                                                     ---------------------------
                                                     WISCONSIN INCOME TAX RETURN
   HOME DIALYSIS OF EASTGATE, INC.
   -------------------------------
   OHIO INCOME TAX RETURN
   CINCINNATI INCOME TAX RETURN                      OHIO VALLEY DIALYSIS CENTER, INC.
                                                     ---------------------------------
                                                     INDIANA INCOME TAX RETURN

   AMARILLO ACUTE DIALYSIS SPECIALISTS. L.L.C.       DUPAGE DIALYSIS, LTD.
   -------------------------------------------       ---------------------
   TEXAS FRANCHISE RETURN                            INDIANA INCOME TAX RETURN

   DIALYSIS SPECIALISTS OF CORPUS CHRISTI. L.L.C.    *DIALYSIS SPECIALISTS OF SOUTH TEXAS, L.L.C.
   ----------------------------------------------     -------------------------------------------
   TEXAS FRANCHISE RETURN                            TEXAS FRANCHISE RETURN

   NORTHWEST INDIANA DIALYSIS, INC.                  HOME DIALYSIS OF MOUNT AUBURN, INC.
   -------------------------------                   -----------------------------------
   INDIANA INCOME TAX RETURN                         OHIO FRANCHISE / INCOME TAX RETURN

   LAKE AVENUE DIALYSIS CENTER, INC.                 HOME DIALYSIS OF AMARILLO, L.L.C.
   ---------------------------------                 ---------------------------------
   INDIANA INCOME TAX RETURN                         TAXES FRANCHISE RETURN

   WEST SUBURBAN KIDNEY CENTER, INC.                 DIALYSIS SERVICES OF CINCINNATI, INC.
   ---------------------------------                 -------------------------------------
   INDIANA INCOME TAX RETURN                         OHIO FRANCHISE / INCOME TAX RETURN

====================================================================================================

* Since no payments will be required, the filing of an extension is not necessary.

                                 *     *     *

            OTHER TAXES ASSESSMENTS, FEES AND GOVERNMENTAL CHARGES
                                     AS OF
                                 MAY 18, 1998

                                     NONE

                                 SCHEDULE 5.14

                            AFFILIATE TRANSACTIONS

1. NANI-IL. Nephrology Associates of Northern Illinois, Ltd. ("NANI-IL") is a medical service corporation that provides dialysis and dialysis related services.

     . Company pays NANI-IL consulting fee of $1,284,920 per year (plus an incentive fee of no greater than $80,080 per year).

     . Under a management services agreement between NANI-IL and the Company, NANI-IL pays the Company an annual fee of $825,000 for certain administrative services.

     . NANI-IL has a loan payable to the Company of approximately $6,811,897.34 (as of March 31, 1998). The loan payable bears interest at the prime rate plus 1% per annum and is due on demand.

2. ARE Partnership. The founding directors of the Company, along with two of its shareholders, are partners in the ARE Partnership. ARE owns real property which it leases to the Company and certain of its subsidiaries. The Company is in the process of purchasing the real estate owned by ARE.

3. Three M&L Partnership. Three M&L Partnership, owned by one of the Company's directors and one of the Company's shareholders, owns three properties on which certain dialysis facilities of the Company and certain of its subsidiaries are located. They are:

     Location                      Lease Term                  Rent
     --------                      ----------                  ----

     3501-3 North Avenue, Chicago  expired February 1, 1997    $2,979 per month
                                   (month to month)

     7718 Claremont, Chicago       expired August 31, 1993     $2,050 per month
                                   (month to month)

     7723 S. Western, Chicago      expires August 31, 1998     $1,053 per month

4. Security General. Security General is a partnership owned by the Company's founding directors and the Company's chief financial officer. Security General owns a 6.67% interest in an insurance company which provides property, casualty and worker compensation insurance to the Company and its subsidiaries.